                                                                Exhibit 4.9

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                  BY AND AMONG


                             DRILEX HOLDINGS CORP.,

                             DRILEX SYSTEMS, INC.,

                   COBB DIRECTIONAL DRILLING COMPANY, L.L.C.,

                                SHAREWELL, INC.

                                      AND

                             DRILEX SYSTEMS LIMITED


                                      AND


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION



                         DATED AS OF SEPTEMBER 29, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                               Page
                                                               ----
1.   Definitions.............................................    1
     1.1  Defined Terms......................................    1
     1.2  Other Terms and References.........................   14

2.   The Credits.............................................   15
     2.1  Dollar Loans.......................................   15
     2.2  Letter of Credit...................................   15
     2.3  Pound Loans........................................   16
     2.4  Mandatory Prepayments..............................   17
     2.5  Voluntary Commitment Reductions....................   17
     2.6  Commitment Fees....................................   17
     2.7  Payments...........................................   17
     2.8  Capital Adequacy...................................   18

3.   Guaranty................................................   18
     3.1  Guaranty of Pound Note.............................   18
     3.2  Modifications, Etc.................................   19
     3.3  Waivers............................................   19
     3.4  Payment Guaranty...................................   20
     3.5  Waiver of Subrogation..............................   20

4.   Conditions..............................................   20
     4.1  All Extensions of Credit...........................   20
     4.2  First Loan.........................................   21

5.   Representations and Warranties..........................   21
     5.1.  Organization......................................   21
     5.2   Financial Statements..............................   21
     5.3   Enforceable Obligations; Authorization............   21
     5.4   Other Debt........................................   22
     5.5   Litigation........................................   22
     5.6   Title.............................................   22
     5.7   Taxes.............................................   22
     5.8   Regulation U......................................   22
     5.9   Subsidiaries......................................   22
     5.10  Representations by Others.........................   22
     5.11  No Misrepresentation or Omission..................   22

6.   Affirmative Covenants...................................   23

     6.1   Taxes, Existence, Regulations, Property, etc.......   23
     6.2   Financial Statements and Information...............   23
     6.3   Financial Tests....................................   24
     6.4   Inspection.........................................   24
     6.5   Further Assurances.................................   24
     6.6   Books and Records..................................   24
     6.7   Insurance..........................................   24
     6.8   Notice of Certain Matters..........................   24
     6.9   Use of Proceeds....................................   25
7.   Negative Covenants.......................................   25
     7.1   Debt...............................................   25
     7.2   Liens..............................................   25
     7.3   Contingent Liabilities.............................   26
     7.4   Mergers, Consolidations and Dispositions and
            Acquisitions of Assets............................   27
     7.5   Redemption, Dividends and Distributions............   27
     7.6   Nature of Business; Management.....................   27
     7.7   Transactions with Related Parties..................   27
     7.8   Loans and Investments..............................   27
     7.9   ERISA..............................................   28
     7.10  Location of Tangible Collateral....................   28
     7.11  Subsidiaries.......................................   28
8.   Events of Default and Remedies...........................   29
     8.1   Events of Default..................................   29
     8.2   Remedies Cumulative................................   31
9.   Miscellaneous............................................   31
     9.1   No Waiver..........................................   31
     9.2   Notices............................................   32
     9.3   Governing Law......................................   32
     9.4   Survival; Parties Bound; Term......................   33
     9.5   Counterparts.......................................   33
     9.6   Captions...........................................   33
     9.7   Expenses...........................................   33
     9.8   Indemnification....................................   34
     9.9   Entire Agreement...................................   34
     9.10  Severability.......................................   34
     9.11  Disclosures........................................   34
     9.12  Obligations of Dollar Borrowers Are Joint And
            Several...........................................   34
     9.13  Amendment and Restatement..........................   35

Exhibit A - Dollar Note

Exhibit B - Pound Note
Exhibit C - Request for Dollar Loan
Exhibit D - Request for Pound Loan
Exhibit E - Opinion of Baker & Botts, L.L.P.
Exhibit F - Opinion of Iain Smith & Co.
Exhibit G - Certificate of No Default
Exhibit H - Shareco Acquisition Notes
Exhibit I - Certain Notes Held by Dollar Borrowers
Exhibit J - ENSCO Acquisition Notes

Appendix   I - Subsidiaries

                                CREDIT AGREEMENT
                                ----------------



     This Credit Agreement (this "Agreement") dated as of September ___, 1995, among DRILEX HOLDINGS CORP. ("DHC"), a Delaware corporation; DRILEX SYSTEMS, INC. ("DSI"), a Texas corporation; COBB DIRECTIONAL DRILLING COMPANY, L.L.C. ("Cobb"), a Delaware limited liability company; SHAREWELL, INC. ("Sharewell"), a Delaware corporation (formerly Shareco, Inc. ("Shareco")); DRILEX SYSTEMS LIMITED ("DSL"), a company incorporated in Scotland under the Companies Act, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Lender"), a national banking association;

                              W I T N E S S E T H:
                              -------------------

     THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

1.   Definitions.

     1.1 Defined Terms. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Credit Documents have the meanings provided below.

     Accounts shall have the meaning assigned to it in the Texas Business and Commerce Code in force on the date hereof.

     Accounts Component shall mean 80% of the Eligible Accounts of the Dollar Borrowers and their Subsidiaries.

     Affiliate shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.

     Annual Financial Statements shall mean the annual financial statements of a Person for its fiscal year, including all notes thereto, accompanied by a report and opinion of independent certified public accountants satisfactory to the Lender, which shall (a) state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations for the period covered thereby in conformity with generally accepted accounting principles, consistently applied, and (b) not express a doubt as to the ability of such Person to continue as a going concern.

     Application shall mean, as of any date, an application and agreement for substantially in the form then used by the Lender in connection with its issuance of commercial or standby (as the case may be) letters of credit; to the extent that an Application is inconsistent with the terms of this Agreement, this Agreement shall control.

     Approved Progress Billings shall mean progress billings (not including retention) to general contractors on projects for American Telephone & Telegraph Company; MCI Communications Corp.; Sprint Communications Company L.P.; Southwestern Bell Corporation; Bellsouth Telecommunications, Inc., and their respective Affiliates.

     Bank Debt to Capitalization Ratio shall mean, as of any date, the ratio (expressed as a percentage) of (a) the unpaid principal balance of the Loans as of such date to (b) the sum of (1) Debt of DHC (on a consolidated basis) as of such date plus (2) Equity of DHC (on a consolidated basis) as of such date.

     Borrowing Base shall mean (a) the Accounts Component plus (b) the Inventory Component; provided, however, that (i) no Property of any Subsidiary organized outside the United States shall be included in the calculation of the Borrowing Base unless such Subsidiary is (x) Drilex Systems, S.A. or (y) a Qualified Foreign Subsidiary, (ii) no Property of any Subsidiary organized in the United Kingdom shall be included in the calculation of the Borrowing Base unless such Subsidiary shall have executed and delivered to the Lender a Floating Charge, in Proper Form and (iii) no Property of any Subsidiary organized in the United States shall be included in the calculation of the Borrowing Base until (i) such Subsidiary shall have executed and delivered to the Lender a first-priority (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents) security agreement covering the Accounts and Inventory of such Subsidiary and (ii) such Subsidiary shall have executed and delivered to the Lender any documentation required under Section
7.11 hereof.

     Borrowers shall mean DHC, DSI, Cobb, Sharewell and DSL.

     Business Day shall mean a day when the principal banking building of the Lender is open for business in Houston, Texas.

     Capital Expenditures shall mean expenditures for fixed or capital assets (including expenditures for maintenance, repairs and replacements) that are required to be capitalized on a balance sheet prepared in accordance with Good Accounting Practices, as determined in accordance with Good Accounting Practice, excluding expenditures for the acquisition of a business and net of proceeds from the sale of equipment which was capitalized in accordance with Good Accounting Practices.

     Cash Collateral shall mean (a) securities issued or directly, fully and unconditionally guaranteed or insured by the USA or any agency or instrumentality thereof (provided that the full faith and credit of the USA is pledged in support thereof) having maturities of not more than one year from the date of issue; (b) dollar time deposits and certificates of deposit of (1) the Lender or (2) any commercial bank reasonably acceptable to the Lender; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institution Examination Counsel Supervisory Policy--Repurchase Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985, and (d) commercial paper or other Dollar obligations issued by the ultimate parent Corporation of (1) the Lender or (2) any commercial bank reasonably acceptable to the Lender; provided in each case that such Investment is subject to a Security Document, in Proper Form and in favor of the Lender, and the interest of the Lender therein is duly perfected.

     Cobb Acquisition Documents shall mean the Posi-Trak Acquisition Note, the Stock Acquisition Notes and the other documents and instruments executed in connection with (i) the transactions contemplated in that certain Letter of Intent dated August 16, 1994 executed by and between DHC and Cobb Directional Drilling Company, Inc., including the definitive agreement of purchase contemplated thereby and/or (ii) the acquisition by DHC and DSI of all of the interests of Cobb Directional Drilling Company, Inc. in and to Cobb. Each of the Cobb Acquisition Documents shall be in Proper Form.

     Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.

     Collateral shall mean all Property, tangible or intangible, real, personal or mixed, now or hereafter subject to the Security Documents, or intended so to be pursuant to the Credit Documents.

     Collateral Coverage Ratio shall mean, as of any date, the ratio (expressed as a percentage) of (a) the sum of the net book value of (i) all Collateral in which Lender has a perfected first-priority (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents) Lien as of such date securing the Obligations (other than the Pound
Note), (ii) all Inventory owned by any Qualified Foreign Subsidiary and (iii) all Accounts of a Qualified Foreign Subsidiary which would qualify as Eligible Accounts if such Qualified Foreign Subsidiary was a Dollar Borrower, all as determined by the Lender in good faith to (b) the sum of the unpaid principal balance of the Obligations as of such date plus the unpaid principal balance as of such date under that certain promissory note dated concurrently herewith executed by the Dollar Borrowers payable to the order of Lender in the original principal amount of $17,450,000.

     Commitment Fees shall have the meaning ascribed to it in Section 2.6.

     Commitments shall mean the Dollar Available Commitment and the Pound Available Commitment.

     Common Stockholders' Equity shall mean the difference of (a) Equity minus
(b) preferred stock.

     Corporations shall mean corporations, partnerships, limited liability companies, joint ventures, joint stock associations, business trusts and other business entities.

     Credit Documents shall mean this Agreement, the Notes, all Applications, all Security Documents, each Interest Rate Risk Agreement, all instruments, certificates and agreements now or hereafter executed or delivered to the Lender pursuant to any of the foregoing.

     Debt shall mean, as of any date and for any Person, the Indebtedness of such Person for borrowed money (including principal obligations under capitalized leases but excluding deferred income taxes, deferred pension liabilities and other deferred expenses and reserves).

     Debt to Capitalization Ratio shall mean, as of any date, the ratio (expressed as a percentage) of (a) Debt of DHC (on a consolidated basis) as of such date to (b) the sum of (1) Debt of DHC (on a consolidated basis) as of such date plus (2) Equity of DHC (on a consolidated basis) as of such date.

     Dollar Available Commitment shall mean the Commitment of the Lender to make Dollar Loans described in Section 2.1; at any time, the Dollar Available Commitment is (a) the lesser of (1) the Maximum Dollar Commitment at such time and (2) the Dollar Borrowing Base at such time minus (b) the Letter of Credit Exposure at such time.

     Dollar Borrowers shall mean DHC, DSI, Cobb and Sharewell.

     Dollar Borrowing Base shall mean (a) the Borrowing Base minus (b) the Dollar Equivalent of the outstanding principal balance of the Pound Note.

     Dollar Equivalent shall mean the equivalent in Dollars of Pounds as determined by using the quoted spot rate at which the Lender (or any Affiliate of the Lender) offers to exchange Dollars for Pounds in New York City at 10:00 a.m. (Houston time) two Business Days before the date on which such equivalent is to be determined.

     Dollar Exposure shall mean the sum of (a) the outstanding principal balance of the Dollar Note plus (b) the Letter of Credit Exposure.

     Dollar Loans shall mean the Loans described in Section 2.1.

     Dollar Note shall mean the promissory note of the Dollar Borrowers described in Section 2.1, and any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor.

     Dollars and $ shall mean the lawful currency of the USA.

     EBITDA shall mean Net Income after taxes, plus (a) depreciation, depletion, obsolescence and amortization of Property (including goodwill and other intangibles); (b) tax expense; (c) interest expense, and (d) capitalized lease expense, all determined in accordance with Good Accounting Practice.

     Eligible Accounts shall mean all Qualifying Accounts Receivable of the Dollar Borrowers and their Subsidiaries which are not more than 90 days (or 120 days, if a Foreign Account Debtor) past invoice date, excluding (a) those Accounts which are obligations of Affiliates of any Borrower; (b) all Accounts of an Account debtor if 20% or more (measured by amount) of such Accounts (not including retainage) are outstanding more than 90 days (or 120 days, if such Account debtor is a Foreign Account Debtor) after the invoice date thereof; (c) the excess of all Accounts of an Account debtor and its Affiliates over 20% of all Accounts of all Dollar Borrowers (on a consolidated basis) if such concentration with respect to an Account debtor has been in continuous effect for more than 90 days; (d) progress billings other than Approved Progress Billings, and (e) those Accounts which are obligations of the USA and its instrumentalities.

     ENSCO Acquisition Documents shall mean the ENSCO Acquisition Note and the other documents and instruments executed in connection with the transactions contemplated in that certain Asset Purchase Agreement executed or to be executed by and between DSI and ENSCO Technology Company. Each of the ENSCO Acquisition Documents shall be in Proper Form.

     ENSCO Acquisition Notes shall mean the promissory notes described on Exhibit J hereto.

     Equity shall mean stockholders equity, including (a) preferred stock; (b) common stock; (c) paid in capital in excess of par; (d) retained earnings (net of any reserves of retained earnings), and (e) cumulative translation adjustment.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

     Event of Default shall mean any of the events specified as an event of default in any Credit Document, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and Default shall mean any of such events, whether or not any such requirement has been satisfied.

     Financial Statements shall mean the financial statements of a Person, including all notes (if any) thereto, which shall include a balance sheet as of the date of such financial statements and an income statement and a statement of cash flows for the fiscal period (month, quarter or year, as the case may be) then ending, all setting forth in comparative form the corresponding figures from such period of the preceding year and prepared in accordance with Good Accounting Practice.

     Financing Statements shall mean all such Uniform Commercial Code financing statements as the Lender shall reasonably require, in Proper Form, duly executed by the Dollar Borrowers or others to give notice of and to perfect or continue perfection of the Lender's security interest in all Collateral.

     Fixed Charge Coverage Ratio shall mean, as of any date, the ratio of (a) the difference of (1) EBITDA minus (2) cash tax expense to (b) Fixed Charges, in each case of DHC (on a consolidated basis) for the 12 months ending on such date (but if such date is before October 5, 1996, then EBITDA shall be annualized from October 4, 1995 through such date).

     Fixed Charges shall mean (a) scheduled principal payments (not including mandatory prepayments based on financial results) on all Debt other than the Loans; (b) cash interest expense; (c) Net Capital Expenditures, and (d) dividends by DHC to any of its shareholders to the extent actually distributed or paid.

     Floating Charges shall mean a first priority (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents) bond and floating charge executed in favor of the Lender by DSL and by each other Subsidiary of a Dollar Borrower organized in the United Kingdom which is not a Dollar Borrower itself (or which has not executed a guaranty of the Obligations in accordance with the provisions of Section 7.11 hereof) to secure the Pound Note; provided, however, that Shareco (UK) shall not be required to execute such a bond and floating charge prior to December 31, 1995.

     Foreign Account Debtor shall mean any Person other than (a) an individual living in the USA; (b) a Corporation organized under the laws of the USA or one of the States of the USA, or (c) a Person with substantial Property in the USA.

     Good Accounting Practice shall mean generally accepted accounting principles consistently applied (except for changes approved by such Person's independent auditors and with prior written notice to the Lender).

     Governmental Authority shall mean any foreign governmental authority, the United States of America, any State of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court or other tribunal having jurisdiction over the Lender or any Borrower, any Subsidiary of any Borrower or their respective Property.

     Indebtedness shall mean and include, without duplication, (a) all items which in accordance with Good Accounting Practice would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding capital stock, minority interests, surplus, surplus reserves and deferred credits); (b) all guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, items described in clause (a) above of others, and (c) all items described in clauses (a) and (b) above secured by any Lien existing on any interest of the Person with respect to which Indebtedness is being determined in Property owned subject to such Lien whether or not the Indebtedness secured thereby shall have been assumed; provided that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Lender in trust for the payment thereof.

     Interest Rate Agreement shall mean that certain Interest Rate Agreement of even date herewith among the Borrowers and the Lender relating to the Notes.

     Interest Rate Risk Agreement shall mean an interest rate swap agreement, interest rate cap agreement or similar arrangement entered into between any Borrower and one or more financial institutions for the purpose of reducing such Borrower's exposure to interest rate risk and not for speculative purposes, as it may from time to time be amended, modified, restated or supplemented from time to time.

     Interest Rate Risk Indebtedness shall mean all obligations and Indebtedness of any Borrower with respect to the program for the hedging of interest rate risk provided for in any Interest Rate Risk Agreement.

     Inventory shall have the meaning assigned to it in the Texas Business and Commerce Code in force on the date hereof.

       Inventory Component shall mean the lesser of (i) the Accounts Component or (ii) the Possible Inventory Component.

     Investment shall mean the purchase or other acquisition of any securities or Debt of, or the making of any loan, advance, transfer of Property or capital contribution to, or the incurring of any liability, contingently or otherwise, in respect of the Debt of, any Person.

     Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     Letter of Credit Commitment shall mean the least of (a) the Maximum Commitment; (b) the Dollar Borrowing Base, and (c) $3,000,000.

     Letter of Credit Exposure shall mean, as of any date, the aggregate outstanding face amount of all Letters of Credit as of such date.

     Letters of Credit shall mean all letters of credit issued pursuant to this Agreement.

     Lien shall mean any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract to secure the payment or performance of an obligation to a third party, and shall include any such reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

     Loan shall mean each advance of funds pursuant to this Agreement.

     Maximum Commitment shall mean $13,000,000, subject to reduction as provided in Section 2.5.

     Maximum Dollar Commitment shall mean (a) the Maximum Commitment minus (b) the Dollar Equivalent of the outstanding principal balance of the Pound Note.

     Maximum Pound Commitment shall mean the lesser of (a) the Possible Pound Commitment and (b) the Nominal Pound Commitment.

     Monthly Financial Statements shall mean the monthly Financial Statements of a Person.

     Net Capital Expenditures shall mean, for any period, the excess (if any) of
(a) Capital Expenditures of such period over (b) the net cash proceeds received by the Dollar Borrowers in connection with the sale of their common stock, preferred stock and Subordinated Indebtedness and applied, during such period, to pay Capital Expenditures minus expenditures for the acquisition of a business during such period; in no event may "Net Capital Expenditures" be negative.
"Net Capital Expenditures" shall not include Capital Expenditures which are paid by customers of the applicable Borrower resulting from "lost in hole" equipment.

     Net Income shall mean gross revenues and other proper income credits, less all proper income charges, including taxes on income, all determined in accordance with Good Accounting Practice; provided that there shall not be included in such revenues (a) any income representing the excess of equity in any Subsidiary at the date of acquisition over the investment in such Subsidiary; (b) any equity in the undistributed earnings of any Person which is not a Subsidiary; (c) any earnings of any Subsidiary for any period prior to the date such Subsidiary was acquired; (d) any gains resulting from the write-up of assets; (e) any proceeds of any life insurance policy, or (f) any gain which is classified as "extraordinary" in accordance with Good Accounting Practice; and provided further that capital gains may be included in revenues only to the extent of capital losses.

     Nominal Pound Commitment shall mean (Pounds)750,000, subject to reduction as provided in Section 2.5.

     Notes shall mean the Dollar Note and the Pound Note.

     Obligations shall mean the obligations of the Borrowers for the Loans, the Letter of Credit Exposure and the other amounts payable by the Borrowers under this Agreement or the other Credit Documents.

     Organizational Documents shall mean, with respect to (a) a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; (b) a partnership, the partnership agreement establishing such partnership; (c) a joint venture, the joint venture agreement establishing such joint venture; (d) a trust, the instrument establishing such trust, and (e) any other type of entity, the analogous documents creating such entity and by which it is governed; in each case including any and all modifications thereof as of the date of the Credit Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lender.

     Permitted Dividends shall mean (i) dividends paid by any Subsidiary of a Borrower (other than DHC) to such Borrower (or to a Subsidiary of such Borrower, in the case of indirect Subsidiaries of such Borrower), (ii) dividends paid by any Subsidiary of a Borrower to a holder of a minority interest in such Subsidiary, but not exceeding the pro rata equivalent of dividends paid by such Subsidiary during the applicable period pursuant to clauses (iii) and (iv) of this definition (i.e. if dividends of $900,000 are paid by such Subsidiary during the applicable period pursuant to clauses (iii) and (iv) of this definition, a 10% minority shareholder shall be permitted to receive a dividend of $100,000 [($900,000 / 90) x 10]), (iii) dividends paid by any Subsidiary of DHC to DHC not exceeding the income tax liabilities of DHC attributable to income of such Subsidiary and (iv) other dividends paid by any Subsidiary of DHC to DHC so long as the amount by which

     (1) the sum of all such other dividends paid by all Subsidiaries of DHC to DHC during such fiscal year plus all Investments made by all Subsidiaries of DHC to or in DHC during such fiscal year (on a net basis) exceeds

     (2) the sum of equity (but not debt) Investments made by DHC in the Dollar Borrowers during such fiscal year (on a net basis) plus other Investments by DHC to or in the Dollar Borrowers during such fiscal year (on a net basis) to the extent DHC's rights, titles and interests in and to such Investment are subject to a first priority Lien in favor of Lender securing the Obligations shall not exceed, in any fiscal year, the sum of $3,000,000 minus any dividends paid to minority shareholders of any Subsidiary of Borrower during such fiscal year plus scheduled principal and interest payments during such fiscal year on the Posi-Trak Acquisition Note, the Stock Acquisition Notes, the Shareco Acquisition Notes and the ENSCO Acquisition Notes. Permitted

Dividends may be distributed so long as no Default or Event of Default shall have occurred hereunder.

     Permitted Investment Securities shall mean (a) readily marketable securities issued or fully guaranteed by the United States of America; (b) commercial paper rated "Prime 1" by Moody's Investors Service, Inc. or "A-1" by Standard and Poor's Corporation with maturities of not more than 180 days; (c) certificates of deposit or repurchase certificates issued by financial institutions acceptable to the Lender, all of the foregoing not having a maturity of more than one year from the date of issuance thereof, and (d) securities received in settlement of liabilities created in the ordinary course of business.

     Permitted Liens shall mean the Liens permitted by Section 7.2 hereof. Permitted Liens under clause (a) of Section 7.2 may be superior to the Liens under the Credit Documents to the extent such priority is established by statute and not by voluntary contract. Permitted Liens under clauses (d), (j) or (k) of
Section 7.2 may be superior to the Liens under the Credit Documents to the extent Property covered by Liens having such priority are excluded from the Borrowing Base. Permitted Liens under clause (g) of Section 7.2 may be superior to the Liens under the Credit Documents insofar as they constitute leases executed in the ordinary course of business by a Dollar Borrower or any of their Subsidiaries acting as lessor or landlord and the revenues under the applicable leases are themselves subject to the Liens created under the Credit Documents.

     Person shall mean any individual, Corporation, trust, unincorporated organization, Governmental Authority or any other form of entity.

     Plan shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations", as such term is defined in the Code, of which any Borrower or any of their respective Subsidiaries is a part, or any such plan to which any of them is required to contribute on behalf of its employees.

     Posi-Trak Acquisition Note shall mean a promissory note, in Proper Form, in a principal amount not exceeding $1,333,340 executed or to be executed by DHC payable to Posi-Trak Mud Motors, Inc.

     Possible Inventory Component shall mean 35% of the net book value of the Inventory of the Dollar Borrowers and their Subsidiaries.

     Possible Pound Commitment shall mean the Sterling Equivalent of (a) the Maximum Commitment minus (b) the Dollar Exposure.

     Pound Available Commitment shall mean the Commitment of the Lender to make Pound Loans described in Section 2.3; at any time, the Pound Available Commitment is the lesser of (a) the Maximum Pound Commitment and (b) the Pound Borrowing Base.

     Pound Borrowing Base shall mean the Sterling Equivalent of (a) the Borrowing Base minus (b) the Dollar Exposure.

     Pound Loans shall mean the Loans described in Section 2.3.

     Pound Note shall mean the promissory note of DSL described in Section 2.3, and any and all renewals, extensions, modifications, rearrangements and replacements thereof and any and all substitutions therefor.

     Pounds and (Pounds) shall mean the lawful currency of the United Kingdom.

     Proper Form shall mean in form and substance reasonably satisfactory to the Lender.

     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

     Qualified Foreign Subsidiary shall mean a Subsidiary of a Dollar Borrower organized outside the United States so long as the Lender has a perfected first-priority (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents) security agreement covering the lesser of (x) all of the issued and outstanding equity interests in and to such Subsidiary owned by any Dollar Borrower or by any Subsidiary of any Dollar Borrower organized in the United States or (y) at least 65% of the issued and outstanding equity interests in and to the applicable Subsidiary (or, if the direct parent of such Subsidiary is itself organized in the United Kingdom, in and to the closest parent of such Subsidiary whose equity interests are owned by a Dollar Borrower or by any Subsidiary of a Dollar Borrower organized in the United States).

     Qualifying Accounts Receivable shall mean all Accounts meeting all of the following criteria as of the date of any determination of Qualifying Accounts
Receivable: (a) the Account shall be (1) due and payable not more than 60 days from the date of the invoice or agreement evidencing same and (2) billed within 60 days after the shipment of the goods or the rendering of services giving rise to the Account; (b) the Account shall arise from the performance of services by the obligee of the Account which have been fully and satisfactorily performed, or from the absolute sale of goods by the obligee of the Account in which such obligee had the sole and complete ownership, and the goods have been shipped and delivered to the Account debtor, evidencing which such obligee has possession of shipping and delivery receipts; (c) the Account is not subject to set-off, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice or to dispute, objection or complaint by the Account debtor concerning its liability on the Account, and the goods, the sale of which gave rise to the Account, have not been returned, rejected, lost or damaged; (d) the Account arose in the ordinary course of business of the obligee thereon, and (e) no notice of bankruptcy, insolvency or financial embarrassment of the Account debtor has been received by the obligee of such Account; provided that each determination of a Qualifying Account Receivable shall exclude any portion of an Account which is to be retained pending the completion of the relevant project.

     Quarterly Financial Statements shall mean the quarterly Financial Statements of a Person.

     Secretary's Certificate shall mean a certificate of the Secretary or an Assistant Secretary (or similar officer) of a Corporation as to (a) the resolutions of the Board of Directors (or similar body) of such Corporation authorizing the execution, delivery and performance of the Credit Documents to be delivered by such Corporation; (b) the incumbency and signature of the officer of such Corporation executing such Credit Documents on behalf of such Corporation, and (c) the Organizational Documents of such Corporation.

     Security Agreements shall mean first priority (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents) security agreements, in Proper Form, in favor of the Lender in connection with the Loan, covering (i) the Accounts and Inventory of the Dollar Borrowers and each Subsidiary of a Dollar Borrower which is organized in the United States and (ii) the lesser of (x) all of the issued and outstanding equity interests in and to such Subsidiary owned by any Dollar Borrower or by any Subsidiary of any Dollar Borrower organized in the United States or (y) at least 65% of the issued and outstanding equity interests in and to each Subsidiary of a Dollar Borrower which is organized in the United Kingdom, in each case securing, without limitation, the Obligations; provided, however, that Shareco shall not be required to execute such a security agreement covering any of the issued and outstanding equity interests in and to Shareco
(UK) prior to December 31, 1995.

     Security Documents shall mean this Agreement, the Security Agreements, the Floating Charges and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and Financing Statements now or hereafter executed and delivered by any Person (other than solely by the Lender and/or any other creditor participating in the Loans evidenced by the Notes or any collateral or security therefor) in connection with, or as security for the payment or performance of, any indebtedness under this Agreement.

     Shareco Acquisition Documents shall mean the Shareco Acquisition Notes and the other documents and instruments executed in connection with the transactions contemplated in that certain Stock Purchase Agreement dated May 5, 1995 executed by and between DHC and the holders of shares and options to purchase shares of Shareco. Each of the Shareco Acquisition Documents shall be in Proper Form.

     Shareco Acquisition Notes shall mean the promissory notes described on Exhibit H hereto.

     Shareco (UK) shall mean Sharewell Horizontal Systems, Ltd., a company incorporated under the laws of the United Kingdom.

     Sterling Equivalent shall mean the equivalent in Pounds of Dollars as determined by using the quoted spot rate at which the Lender (or any Affiliate of the Lender) offers to exchange Pounds for Dollars in New York City at 10:00 a.m. (Houston time) two Business Days before the date on (or as of) which such equivalent is to be determined.

     Stock Acquisition Notes shall mean promissory notes, in Proper Form, in an aggregate principal amount not exceeding $2,111,533 executed or to be executed by DHC payable to Cobb Directional Drilling Company, Inc. executed in connection with the acquisition by DHC and DSI of all of the interests of Cobb Directional Drilling Company, Inc. in and to Cobb.

     Subsidiary shall mean, as to a particular parent Corporation, any Corporation of which 50% or more of the indicia of equity rights (whether outstanding capital stock or otherwise) is at the time directly or indirectly owned by, such parent Corporation, or by one or more of its Affiliates.

     Subordinated Indebtedness shall mean all Indebtedness of any Dollar Borrower, now or hereafter existing, which is subordinated (on terms and conditions acceptable to the Lender and by documents in Proper Form) to all Indebtedness of the Dollar Borrowers to the Lender.

     Tangible Net Worth shall mean the difference of (a) DHC's Common Stockholders' Equity (on a consolidated basis) minus (b) all of its intangibles, including (1) deferred charges; and (2) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles.

     Tangible Net Worth Increment shall mean, for any fiscal year of DHC, either
(a) 50% of the aggregate Net Income of DHC (on a consolidated basis) for such year, if DHC (on a consolidated basis) has an aggregate positive Net Income for such year, or (b) in all other cases, zero.

     Tangible Net Worth Requirement shall mean, as of any date, (a) $4,000,000 plus (b) the aggregate of the Tangible Net Worth Increments for all of the fiscal years of DHC (on a consolidated basis) beginning after March 31, 1995 which have been completed by such date.

     Termination Date shall mean the earlier of (a) September 30, 1998 or (b) the date specified by the Lender in accordance with Section 8.1.

     Unused Dollar Commitment shall mean, as of any date, the difference of (a) the Dollar Available Commitment minus (b) the Dollar Exposure.

     Unused Maximum Commitment shall mean, as of any date, the difference of (a) the Maximum Commitment minus (b) the sum of (1) the Dollar Exposure plus (2) the Dollar Equivalent of the outstanding principal balance of the Pound Note.

     Unused Pound Commitment shall mean, as of any date, the difference of (a) the Pound Available Commitment minus (b) the then-outstanding principal balance of the Pound Note.

     USA shall mean the United States of America.

     1.2 Other Terms and References. Except where specifically otherwise provided in the Credit Documents:

     (a) Each of the following terms shall have the meaning ascribed to it in the Texas Uniform Commercial Code on the date hereof:

     accessions, continuation statement, fixtures, general intangibles, goods, proceeds, security interest and security agreement.

     (b) Any term defined in the Interest Rate Agreement and used in this Agreement but not otherwise defined herein shall have the meaning ascribed to it in the Interest Rate Agreement.

     (c) Any accounting term not otherwise defined shall have the meaning ascribed to it under Good Accounting Practice.

     (d) All financial measurements shall be computed without duplication, on a consolidated basis (unless otherwise specified) and in accordance with Good Accounting Practice. All calculations of amounts and ratios with respect to each covenant contained in the Credit Documents shall be carried out to the precision implied in such covenant; e.g., if a ratio is expressed in a covenant as "at least 1.00 to 1" then such ratio shall be rounded to the nearest 0.01, while if a ratio is expressed in a covenant as "at least 1.0 to 1" then such ratio shall be rounded to the nearest 0.1.

     (e) Unless otherwise specified, all references to time shall be references to Houston time.

     (f) Wherever the term "including" or any of its correlatives appears in a Credit Document, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred
to)".

     (g) Wherever the word "herein" or "hereof" is used in a Credit Document, it is a reference to that entire Credit Document and not just to the subdivision of it in which the word is used.

     (h) References in a Credit Document to Section and Article numbers are references to the Sections and Articles, respectively, of such Credit Document.

     (i) References in a Credit Document to Exhibits, Schedules, Riders, Annexes and Appendices are to the Exhibits, Schedules, Riders, Annexes and Appendices to such Credit Document, and they shall be deemed incorporated into such Credit Document by reference.

     (j) Any term defined in the Credit Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments, supplements, restatements, renewals, extensions and substitutions of the same; provided that nothing in this Section shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Credit Documents.

     (k) Defined terms may be used in the singular or plural, as the context requires.

     (l) The pronouns used in the Credit Documents are in the neuter gender but shall be construed as feminine, masculine or neuter, as the context requires.

2.   The Credits.

     2.1 Dollar Loans. Subject to the terms and conditions hereof, the Lender agrees to make Dollar Loans to the Dollar Borrowers from time to time before the Termination Date, not to exceed at any one time outstanding the Dollar Available Commitment, the Dollar Borrowers having the right to borrow, repay and reborrow. Each Dollar Loan shall be in an amount of at least $250,000 or the Unused Dollar Commitment, whichever is less. Each repayment of the Dollar Loans shall be in an amount of at least $250,000 or the principal balance of the Dollar Note, whichever is less. The Dollar Loans shall be evidenced by the Dollar Note substantially in the form of Exhibit A.

     2.2  Letter of Credit.

     (a) Issuance. Subject to the terms and conditions hereof, the Lender agrees to issue Letters of Credit for the account of the Dollar Borrowers from time to time before the Termination Date, in such face amount, with such expiry date (provided that no Letter of Credit shall have an expiry date beyond one year from the date of issuance) and for the benefit of such beneficiary as the Dollar Borrowers may designate in the related Application; provided that (x) the Letter of Credit Exposure may never exceed the Letter of Credit Commitment and
(y) the principal balance of the Dollar Note shall not exceed the Dollar Available Commitment after giving effect to such Letter of Credit.

     (b) Fees. As a condition precedent to the issuance of each Letter of Credit, the Dollar Borrowers agree to pay the Lender the (1) usual and customary fees of the Lender for each issuance, extension, amendment and wire advice of and drawing under a Letter of Credit and (2) a fee equal to the greater of (i) $250 for each Letter of Credit or (ii) 1% per annum (calculated on the basis of the actual number of days to elapse in a year composed of 360 days) of the face amount of such Letter of Credit to its date of expiry.

     (c) Cash Collateral. Upon the occurrence of the Termination Date (whether by the passage of time or otherwise), the Dollar Borrowers will immediately either (1) provide the Lender with Cash Collateral in an amount equal to the Letter of Credit Exposure at such time or (2) provide the Lender with one or more back-up letters of credit, with face amounts corresponding to the outstanding face amounts of the outstanding Letters of Credit and expiry dates at least one month beyond the expiry dates of the corresponding outstanding Letters of Credit, such back-up letters of credit to be in Proper Form and issued by financial institutions acceptable to the Lender. If the Letter of Credit Exposure ever exceeds the Letter of Credit Commitment, the Dollar Borrowers will immediately (1) provide the Lender with Cash Collateral equal to the amount of such excess or (2) obtain from the beneficiaries of Letters of Credit a reduction in the aggregate amount of such Letters of Credit at least equal to the amount of such excess (or a combination thereof). In the event that any Borrower deposits Cash Collateral pursuant to the immediately preceding sentence and the Letter of Credit Exposure is thereafter reduced below the Letter of Credit Commitment at such time, the Lender will upon request of the Borrowers promptly return to the Borrowers Cash Collateral in the amount of such shortfall.

     (d) Additional Conditions. The issuance by the Lender of each Letter of Credit shall be subject to the additional conditions precedent that (1) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Lender; (2) the Dollar Borrowers shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Lender shall have reasonably requested, and (3) the terms of such Letter of Credit are not inconsistent with the terms of this Agreement.

     (e) Indemnification. The Dollar Borrowers hereby indemnify, release and hold the Lender and its shareholders, directors, officers, employees and agents harmless from and against any and all claims and damages, losses, liabilities, costs or expenses which any of them may incur (or which may be claimed against any of them by any Person whatsoever) to which any of them may become subject arising out of or based upon the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, WHETHER THROUGH THE ALLEGED OR ACTUAL NEGLIGENCE OF SUCH PERSON OR OTHERWISE; except and to the extent that the same results from the willful misconduct, gross negligence or bad faith of such Person.

     2.3 Pound Loans. Subject to the terms and conditions hereof, the Lender agrees to make Pound Loans to DSL from time to time before the Termination Date, not to exceed at any one time outstanding the Pound Available Commitment, DSL having the right to borrow, repay and reborrow. Each Pound Loan shall be in an amount of at least (Pounds)100,000 or the Unused Pound Commitment, whichever is less. Each repayment of the Pound Loans shall be in an amount of at least (Pounds)100,000 or the principal balance of the Pound Note, whichever is less. The Pound Loans shall be evidenced by the Pound Note, substantially in the form of Exhibit B.

     2.4 Mandatory Prepayments. If the principal balance of the Dollar Note ever exceeds the Dollar Available Commitment or the principal balance of the Pound Note ever exceeds the Pound Available Commitment, then the relevant Borrower shall immediately (1) make a prepayment on the relevant Note in the amount of such excess or (2) obtain from the beneficiaries of any outstanding Letters of Credit a reduction in the aggregate amount of such Letters of Credit (or a combination thereof).

     2.5 Voluntary Commitment Reductions. At any time and from time to time, upon five Business Days' notice, (a) the Dollar Borrowers may reduce the Maximum Commitment by an integral multiple of $500,000; (b) DSL may reduce the Nominal Pound Commitment by an integral multiple of (Pounds)250,000; (c) the Dollar Borrowers may terminate the Dollar Commitment, and (d) DSL may terminate the Pound Commitment; provided that such reduction or termination (x) may not cause
(1) the maximum amount permissible to be outstanding under either Note pursuant to the terms of the Credit Documents to be less than the then-outstanding principal balance of such Note or (2) the Letter of Credit Exposure to exceed the Letter of Credit Commitment and (y) shall be permanent, and the relevant Commitment may not thereafter be increased or restored.

     2.6 Commitment Fees. In consideration of (a) the Maximum Commitment, the Dollar Borrowers agree to pay a fee of 1/2% per annum on the daily average Unused Maximum Commitment; such fee (the "Commitment Fee") shall be (x) computed on the basis of the actual number of days elapsed in a year composed of 360 days and (y) payable in arrears on the last Business Day of each January, April, July and October and on the Termination Date. From the effective day of any reduction or termination in accordance with Section 2.5, the several obligations of the Dollar Borrowers to pay the Commitment Fee shall be correspondingly reduced.

     2.7 Payments. Unless otherwise expressly provided therein, all payments of principal, interest and other fees and amounts due from any Borrower under the Credit Documents shall be made in immediately available funds to the Lender at its principal banking building in Houston, Harris County, Texas, by no later than 12:00 noon on the date when due; each payment made after that time shall be considered for all purposes (including the payment of interest, to the extent not prohibited by law) as having been made on the next succeeding Business Day. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the then-applicable rate per annum during such extension. All amounts paid or payable under the Credit Documents (a) by the Dollar Borrowers shall be denominated in Dollars, and any payment in Pounds shall be credited for the Dollar Equivalent thereof, and (b) by DSL shall be denominated in Pounds, and any payment in Dollars shall be credited for the Sterling Equivalent thereof.

     2.8  Capital Adequacy.

     (a) If after the date of this Agreement, the Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations under the Credit Documents to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount reasonably deemed by the Lender to be material, then from time to time, the Dollar Borrowers shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

     (b) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender as specified in Section 2.8(a) shall be delivered as soon as practicable to the Dollar Borrowers and shall be conclusive and binding, absent manifest error. The Dollar Borrowers shall pay the Lender the amount shown as due on any such certificate within 15 days after the Lender delivers such certificate. In preparing such certificate, the Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     (c) A Dollar Borrower's obligations under this Section shall survive the payment of the such Dollar Borrower's Loans and the termination of such Dollar Borrower's Commitment; provided that any request for compensation pursuant to this Section must be made on or before six (6) months after the Lender incurs the applicable material reduction in rate of return or the Lender shall be deemed to have waived the right to such compensation.

3.   Guaranty.

     3.1 Guaranty of Pound Note. The Dollar Borrowers unconditionally guarantee unto the Lender the payment of the principal of and accrued interest on the Pound Note when due (whether at the stated maturity, by acceleration or otherwise) and all other amounts owing by DSL to the Lender pursuant to the Credit Documents, all in accordance with the terms thereof (collectively, the "Pound Obligations"). This guaranty is unconditional and absolute, and if for any reason all or any portion of the Pound Obligations shall not be paid promptly when due, the Dollar Borrowers will immediately pay the same to the Lender, regardless of any defense, right of set-off or counterclaim which DSL may have or assert, and regardless of whether the Lender or any other Person shall have taken any steps to enforce any rights against DSL or any other Person to collect such sum, and regardless of any other condition or contingency. This guaranty by the Dollar Borrowers shall also cover all reasonable expenses incurred by the Lender in enforcing payment of the Pound Obligations, including this Article.

     3.2 Modifications, Etc. The obligations, covenants, agreements and duties of the Dollar Borrowers under this Article shall in no way be affected or impaired by reason of the happening from time to time of any of the following with respect to the Credit Documents, without the necessity of any notice to, or further consent of, the Dollar Borrowers, to the fullest extent permitted by applicable law: (a) the release or waiver, by operation of law or otherwise, of the performance or observance by DSL or any other co-guarantor, surety, endorser or other obligor of any express or implied agreement, covenant, term or condition in any Credit Document to be performed or observed by such party; (b) the extension of the time for the payment of all or any portion of the Pound Obligations or the extension of time for the performance of any other obligations of DSL under, arising out of, or in connection with the Credit Documents; (c) the supplementing, modification or amendment (whether material or otherwise) of any of the Credit Documents (with respect to the obligations of
DSL) or any of the obligations of DSL or any other surety or co-guarantor for DSL set forth in the Credit Documents; (d) any failure, omission, delay or lack of diligence on the part of the Lender or any other Person, to enforce, assert or exercise any right, privilege, power or remedy conferred on the Lender or any other Person in any of the Credit Documents, or any action on the part of the Lender or such other Person granting indulgence or extension of any kind; (e) the release of any Lien or the release, modification, waiver or failure to enforce any Lien, insurance agreement, bond or other guaranty, surety or indemnity agreement whatsoever; (f) the release, modification, waiver or failure to enforce any right, benefit, privilege or interest under any contract or agreement, under which the rights of DSL under the Credit Documents or any other obligor have been collateral or absolutely assigned, or a Lien which has been granted, to the Lender as direct or indirect security for payment of all or any part of the Pound Obligations or performance of any obligations of DSL under the Credit Documents; (g) the voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, DSL under the Credit Documents, or any other surety or co-guarantor for DSL under the Credit Documents or any of the Property of DSL or of any other surety or co-guarantor for DSL under the Credit Documents; (h) any invalidity of or defect or deficiency in any of the Credit Documents or failure to acquire, perfect or maintain perfection of any Lien securing payment of the Pound Obligations, or any portion thereof, or performance of DSL's or any other Person's obligations under the Credit Documents, or (i) the settlement or compromise of all or any part of Pound Obligations.

     3.3 Waivers. The Dollar Borrowers hereby waive, to the fullest extent permitted by applicable law, (a) marshaling of assets and liabilities; (b) sale in inverse order of alienation; (c) notice of acceptance of this guaranty and of any liability to which it applies or may apply; (d) presentment; (e) demand for payment; (f) protest; (g) notice of nonpayment; (h) notice of dishonor; (i) notice of acceleration; (j) notice of intent to accelerate; (k) all other notices and demands, collection suit and the taking of any other action by the Lender, and (l) all rights to which it may be entitled under any applicable suretyship law, including Article 34 of the Texas Business and Commerce Code;
Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure.

     3.4 Payment Guaranty. This is a guaranty of payment and not of collection, and the Dollar Borrowers waive any right to require that any action be brought against DSL or any other Person. Should the Lender seek to enforce the obligations of the Dollar Borrowers under this Article by action in any court, the Dollar Borrowers waive any necessity, substantive or procedural, that a judgment previously be rendered against DSL or any other Person or that DSL or any other Person be joined in such cause or that a separate action be brought against DSL or any other Person; the obligations of the Dollar Borrowers under this Article are several from those of DSL or any other Person, including any other surety or co-guarantor for DSL, and are primary obligations concerning which the Dollar Borrowers are each a principal obligor. All waivers herein contained shall be without prejudice to the Lender at its option to proceed against the Dollar Borrowers, DSL or any other Person, whether by separate action or by joinder. The Dollar Borrowers agree that this guaranty shall not be discharged except by (a) payment of the Pound Note in full; (B) termination of all obligations of the Lender to make Pound Loans, and (c) complete performance of all obligations of the Dollar Borrowers contained in this Article.

     3.5 Waiver of Subrogation. Notwithstanding any payment or payments made by the Dollar Borrowers under this Article or any set-off or application of funds of the Dollar Borrowers by the Lender with respect to the Pound Note, the Dollar Borrowers shall not be entitled to be subrogated to any of the rights of the Lender against DSL or any collateral security or rights of offset held by the Lender for the payment of the obligations of DSL under the Credit Documents.

4.   Conditions.

     4.1 All Extensions of Credit. The obligation of the Lender to make any Loan or issue any Letter of Credit is subject to (a) the accuracy in all material respects of all representations and warranties of the Borrowers on the date of such extension of credit; (b) the performance in all material respects by the Borrowers of their respective obligations under the Credit Documents, and
(c) the satisfaction in all material respects of the following further conditions: (1) the Lender shall have received the following, all of which shall be duly executed and in Proper Form: (A) in the case of a Dollar Loan, a Request for Dollar Loan, substantially in the form of Exhibit C, no later than the applicable Rate Designation Date; (B) in the case of a Pound Loan, a Request for Pound Loan, substantially in the form of Exhibit D, no later than the applicable Rate Designation Date; (C) in the case of a Letter of Credit, the Lender shall have received the related Application at least three Business Days before the date (which shall be a Business Day) the Letter of Credit is to be issued, and
(D) such other documents as the Lender may reasonably require; (2) before such extension of credit, there shall have occurred, in the sole opinion of the Lender, no material adverse change in the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole; (3) no Default or Event of Default shall have occurred and be continuing, and (4) such extension of credit shall not be prohibited by, or subject the Lender to any penalty or onerous condition under, any Legal Requirement.

     4.2 First Loan. In addition to the matters described in Section 4.1, the obligation of the Lender to make the first Loan hereunder is subject to the receipt by the Lender of each of the following, in Proper Form: (a) the Notes;
(b) a Secretary's Certificate for each Borrower; (c) a certificate from the appropriate Governmental Authorities as to the existence, authority to do business and good standing of the Borrowers; (d) the Security Documents; (e) legal opinions from Baker & Botts, L.L.P. and Iain Smith & Co. substantially in the forms of Exhibits E and F, respectively; (f) a calculation of the initial Dollar Borrowing Base and the initial Pound Borrowing Base, and (g) evidence reasonably satisfactory to the Lender as to the priority of the Liens created by the Security Documents, and to the further condition that, at the time of the initial Loan, all legal matters incident to the transactions herein contemplated shall be satisfactory to Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P, counsel for the Lender.

5.   Representations and Warranties.

     To induce the Lender to enter into this Agreement and to make the Loans and issue the Letters of Credit, the Borrowers represent and warrant as follows:

     5.1. Organization. The Dollar Borrowers and their Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all power and authority to conduct its business as presently conducted, and (c) is duly qualified to do business and in good standing in all jurisdictions where such qualification is necessary or desirable and where the failure to be so qualified would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole.

     5.2 Financial Statements. The Financial Statements delivered to the Lender fairly present, in all material respects, in accordance with Good Accounting Practice, the financial condition and the results of operations of the Dollar Borrowers and their Subsidiaries as at the dates and for the periods indicated. Except as heretofore disclosed to the Lender, no material adverse change has occurred in the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole, since the dates of such Financial Statements. None of the Borrowers is subject to any instrument or agreement materially and adversely affecting its financial condition, business or affairs.

     5.3 Enforceable Obligations; Authorization. The Credit Documents are legal, valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of the Credit Documents (a) have all been duly authorized by all necessary action; (b) are within the power and authority of the Borrowers; (c) do not and will not contravene or violate any applicable Legal Requirement or the Organizational Documents of the Borrowers; (d) do not and will not result in the breach of, or constitute a default under, any agreement or instrument by which any Borrower or any of their respective Property may be bound or affected, and (e) do not and will not result in the creation of any Lien upon any Property of any of the Borrowers except as expressly contemplated therein. All necessary permits, registrations and consents for such making and performance have been obtained. Except as otherwise expressly stated in the Security Documents, the Liens of the Security Documents will constitute valid and perfected first and prior Liens on the Collateral, subject only to Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents.

     5.4 Other Debt. None of the Dollar Borrowers nor any of their Subsidiaries is in default in the payment of any other Debt or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party which would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole.

     5.5 Litigation. Except as disclosed to the Lender, there is no litigation or administrative proceeding pending or, to the knowledge of any Borrower, threatened against, nor any outstanding judgment, order or decree affecting, any Dollar Borrower or any of their Subsidiaries before or by any Governmental Authority. None of the Dollar Borrowers nor any of their Subsidiaries is in default with respect to any judgment, order or decree of any Governmental Authority.

     5.6 Title. Except as disclosed to the Lender, the Dollar Borrowers and each of their Subsidiaries has good and marketable title to its respective Property, free and clear of all material Liens other than Permitted Liens.

     5.7 Taxes. The Dollar Borrowers and each of their Subsidiaries has filed all tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained and those which are being contested in good faith.

     5.8 Regulation U. None of the proceeds of any Loan will be used for the purpose of purchasing or carrying directly or indirectly any margin stock or for any other purpose would constitute this transaction a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

     5.9 Subsidiaries. As of the date of this Agreement, the Dollar Borrowers have no Subsidiaries other than as listed on Appendix I. As of the date of this Agreement, each such Subsidiary is owned by the Dollar Borrowers in the percentages set forth on Appendix I.

     5.10 Representations by Others. All statements made by or on behalf of any Borrower in connection with any Credit Document shall constitute representations and warranties of the Borrowers hereunder.

     5.11 No Misrepresentation or Omission. No representation or statement by or on behalf of any Borrower to the Lender in connection with the negotiation of the Credit Documents or the transactions contemplated thereby as of the respective dates of delivery thereof to the Lender (or as of the date as to which such information speaks, as applicable), contains (or will contain) any untrue statement of material fact, or omits (or will omit) to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact (other than facts of general applicability to the Borrowers and others in the same industry as the Borrowers) which materially and adversely affects (or in the future may, as far as any Borrower can now foresee, materially and adversely affect) the business, operations, prospects or condition, financial or otherwise, of the Dollar Borrowers and their Subsidiaries, taken as a whole.

6.   Affirmative Covenants.

     Each Borrower covenants and agrees with the Lender that before the termination of this Agreement it will do, cause each of its Subsidiaries to do, and if necessary cause to be done, each and all of the following:

     6.1 Taxes, Existence, Regulations, Property, etc. At all times (a) pay when due all taxes and governmental charges of every kind upon it or against its income, profits or Property, unless and only to the extent that the same shall be contested in good faith and reserves have been established therefor; (b) do all things necessary to preserve its corporate existence, qualifications, rights and franchises in all jurisdictions where such qualification is necessary or desirable and where the failure to do so would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole; (c) comply in all material respects with all applicable Legal Requirements in respect of the conduct of its business and the ownership of its Property where the failure to do so would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole, and (d) subject to force majeure and ordinary wear and tear, cause its Property to be protected, maintained and kept in good repair and make all replacements and additions to its Property as may be reasonably necessary to conduct its business properly and efficiently.

     6.2 Financial Statements and Information. Furnish to the Lender three copies of each of the following: (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Dollar Borrowers, Annual Financial Statements of DHC, together with a reconciliation of the same to the Quarterly Financial Statements of the Dollar Borrowers with the same date; (b) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Dollar Borrowers, Quarterly Financial Statements of the Dollar Borrowers; (c) as soon as available and in any event within 30 days following the end of each calendar month, Monthly Financial Statements of the Dollar Borrowers; (d) concurrently with the Financial Statements provided for in Sections 6.2(b) and (c), a Certificate of No Default, substantially in the form of Exhibit G (accompanied by evidence reasonably satisfactory to Lender supporting the information set forth in such Certificate of No Default); (e) concurrently with the Monthly Financial Statements, a listing and aging of the Accounts of the Borrowers as of the end of the period covered thereby, prepared in reasonable detail and containing such other information as the Lender may request, and (f) such other information relating to the financial condition and affairs of the Dollar Borrowers and their Subsidiaries as the Lender may request from time to time.

     6.3 Financial Tests. Have and maintain at all times (a) a Tangible Net Worth of DHC (on a consolidated basis) at least equal to the Tangible Net Worth Requirement; (b) a Debt to Capitalization Ratio of DHC (on a consolidated basis) of not more than (1) 67% at any time from and after the date hereof through September 30, 1996, (2) 62% at any time from and after October 1, 1996 through September 30, 1997, (3) 52% at any time from and after October 1, 1997 through September 30, 1998 and (4) 40% thereafter; (c) a Bank Debt to Capitalization Ratio of DHC (on a consolidated basis) of not more than (1) 45% at any time from and after the date hereof through September 30, 1996 and (2) 40% thereafter; (d) a Fixed Charge Coverage Ratio of DHC (on a consolidated basis) of at least (1)
1.00 to 1 at any time from and after the date hereof through September 30, 1996,
(2) 1.10 to 1 at any time from and after October 1, 1996 through September 30, 1998 and (3) 1.25 to 1 thereafter, and (e) a Collateral Coverage Ratio of DHC (on a consolidated basis) of at least 100%.

     6.4 Inspection. Permit the Lender to inspect its Property, to examine its files, books and records and make and take away copies thereof, and to discuss its affairs with its officers and accountants, all at such times and intervals and to such extent during normal business hours as the Lender may reasonably desire.

     6.5 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be reasonably requested by the Lender to cure any defect in the execution and delivery of any Credit Document or more fully to describe particular aspects of each Borrower's agreements set forth in the Credit Documents or so intended to be.

     6.6 Books and Records. Maintain books of record and account in accordance with Good Accounting Practice.

     6.7 Insurance. Maintain insurance with such insurers, on such of its properties, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar businesses, and furnish the Lender satisfactory evidence thereof promptly upon request. These insurance provisions are cumulative of the insurance provisions of the Security Documents.

     6.8 Notice of Certain Matters. Notify the Lender immediately upon acquiring knowledge of the occurrence of any of the following: (a) the institution or threatened institution of any lawsuit or administrative proceeding (including any tax assessment) affecting any Dollar Borrower or any of their Subsidiaries that would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole; (b) any material adverse change in the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole, or (c) any Event of Default or any Default. A Borrower will notify the Lender in writing at least 30 days before the date that such Borrower changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

     6.9 Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes.

7.   Negative Covenants.

     Each Borrower covenants and agrees with the Lender that before the termination of this Agreement it will not, and will not suffer or permit any of their Subsidiaries to, do any of the following:

     7.1 Debt. Create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Debt, whether direct, indirect, absolute, contingent or otherwise, except the following: (a) Debt to the Lender; (b) Debt secured by Liens permitted by
Section 7.2; (c) other liabilities existing on the date of this Agreement and heretofore disclosed to the Lender, and all renewals and extensions (but not increases) thereof; (d) current accounts payable and unsecured current liabilities, not the result of borrowing, to vendors, suppliers and Persons providing services, for expenditures for goods and services normally required by it in the ordinary course of business and on ordinary trade terms; (e) unsecured Debt owing by (1) the Dollar Borrowers to any of their Subsidiaries; (2) any of their Subsidiaries to the Dollar Borrowers, and (3) any Subsidiary of the Dollar Borrowers to another Subsidiary of the Dollar Borrowers; (f) the Posi-Trak Acquisition Note and the Stock Acquisition Notes, and all renewals and extensions (but not increases) thereof; (g) the Shareco Acquisition Notes, and all renewals and extensions (but not increases) thereof; (h) upon consummation of the transactions contemplated in the ENSCO Acquisition Documents, the ENSCO Notes, and all renewals and extensions (but not increases) thereof; (i) other unsecured Debt of DHC, not to exceed $2,000,000 in the aggregate at any one time outstanding; (j) Interest Rate Risk Indebtedness, and (k) other unsecured Debt, not to exceed $1,000,000 in the aggregate (for the Dollar Borrowers and their Subsidiaries) at any one time outstanding.

     7.2 Liens. Create or suffer to exist any Lien upon any of its Property now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; or in any manner directly or indirectly sell, assign, pledge or otherwise transfer any of its accounts or contract rights; provided that any Dollar Borrower or any of their Subsidiaries may create or suffer to exist: (a) materialmen's, artisans' or mechanics' Liens arising in the ordinary course of business, and Liens for taxes, but only to the extent that payment thereof shall not at the time be due or are being contested in good faith and by appropriate proceeding; (b) Liens in effect on the date hereof and disclosed to the Lender, provided that neither the Indebtedness secured thereby nor the Property covered thereby shall increase; (c) Liens in favor of the Lender, including, without limitation, Liens securing Interest Rate Risk Indebtedness owed to the Lender (but not to any to any other Person); (d) purchase money Liens on Property to be acquired, but only if (1) the Debt secured thereby does not exceed the purchase price of such Property and (2) the aggregate amount of such Debt does not exceed $1,000,000 in the aggregate (for the Dollar Borrowers and their Subsidiaries) at any one time outstanding; (e) Liens covering the equity interest in Cobb owned by DHC and DSI and securing the Posi-Trak Acquisition Note and/or the Stock Acquisition Notes, and all renewals and extensions (but not increases) thereof; (f) Liens consisting of pledges or deposits made in connection with obligations of the Borrowers or their Subsidiaries incurred in the ordinary course of business under unemployment insurance, social security, workers' compensation laws or similar legislation;
(g) Liens consisting of security interests, pledges or deposits of property to secure the performance of bids, tenders, trade contracts (other than contracts evidencing or constituting Indebtedness for the payment of money), leases, licenses, franchises, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (h) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customer bonds in proceedings to which the Borrowers or their Subsidiaries is a party in the ordinary course of business; (i) Liens created by, resulting from or arising in connection with any litigation or legal proceeding involving the Borrowers or their Subsidiaries (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment to the extent the amount of the related judgments, in the aggregate, exceed $500,000 which is not covered by insurance) which is currently being diligently contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrowers or their Subsidiaries in accordance with Good Accounting Practices; (j) Liens upon any property hereafter acquired by the Borrowers or their Subsidiaries (the "Acquiring Entity") to secure Indebtedness in existence on the date of such acquisition (but not incurred or created in connection with such acquisition), which Indebtedness is assumed by such Acquiring Entity simultaneously with such acquisition, which Liens extend only to such property so acquired and with respect to which Indebtedness none of the Borrowers or any Subsidiary (other than the Acquiring Entity) has any obligations; (k) normal encumbrances and restrictions on title which do not secure Debt and which do not have a material adverse affect on the assets, liabilities, financial condition, business or affairs of the Dollar Borrowers and their Subsidiaries, taken as a whole, and (l) any Lien created by or resulting from any extension, renewal, modification, refinancing, in whole or in part, of any indebtedness or other financing giving rise to a Lien permitted by subparagraphs (a) through (k) above, if limited to the same property or any portion thereof subject to, and securing not more than the amount secured by, the Lien previously securing the Indebtedness or other financing so extended, renewed, modified or refinanced.

     7.3 Contingent Liabilities. Directly or indirectly guarantee the performance or payment of, or purchase or agree to purchase, or assume or contingently agree to become or be secondarily liable in respect of, any obligation or liability of any other Person except for (a) the endorsement of checks or other negotiable instruments in the ordinary course of business; (b) guarantees, letters of credit and other such obligations in favor of the Lender;
(c) contingent obligations with respect to surety bonds obtained in the ordinary course of business; (d) the Letters of Credit; (e) indemnities, warranties and other contingent obligations arising in the ordinary course of business in connection with the purchase, sale or other disposition of assets or properties or the delivery of services; (f) indemnity obligations arising by operation of law in the ordinary course of business; (g) other guarantees of Debt, provided that the aggregate amount of such Debt so guaranteed may not exceed $500,000 in the aggregate (for the Dollar Borrowers and their Subsidiaries) at any one time outstanding, and
(h) contingent obligations heretofore disclosed to the Lender.

     7.4 Mergers, Consolidations and Dispositions and Acquisitions of Assets. In any single transaction or series of transactions, directly or indirectly: (a) liquidate or dissolve; (b) be a party to any merger or consolidation, unless a Dollar Borrower (if any Dollar Borrower is involved in the transaction) or DSL (if DSL, but no Dollar Borrower, is involved in the transaction) is the survivor; (c) sell, convey or lease all or any substantial part of its assets, except for sale of Inventory in the ordinary course of business or other property not necessary or useful in the conduct of such Person's business, or
(d) except as permitted under Section 7.2, pledge, transfer or otherwise dispose of any shares of capital stock of a Subsidiary or any Debt of a Subsidiary, or permit any Subsidiary to issue any additional shares of capital stock other than to the Dollar Borrowers or their Subsidiaries, or to acquire any shares of capital stock of any Dollar Borrower or any of their Subsidiaries.

     7.5 Redemption, Dividends and Distributions. At any time (a) redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock; (b) pay any dividend (except Permitted Dividends), or (c) make any other distribution of any Property or cash to stockholders as such (except Permitted Dividends).

     7.6 Nature of Business; Management. Change the nature of its business or enter into any business which is substantially different from the business in which it is presently engaged or permit any material change in its management.

     7.7 Transactions with Related Parties. Except for the transactions and agreements under the Cobb Acquisition Documents, enter into any transaction or agreement with any officer, director or holder of any outstanding capital stock of any Dollar Borrower or any of their Subsidiaries (or any Affiliate of any such Person) unless the same is upon terms substantially similar to those obtainable from wholly unrelated sources.

     7.8 Loans and Investments. Make any loan, advance, extension of credit or capital contribution to, or have any Investment in, any Person, or make any commitment to make any such extension of credit or Investment, except (a) Permitted Investment Securities; (b) travel advances in the ordinary course of business to officers and employees; (c) the stock of Subsidiaries as in effect on the date hereof and as heretofore disclosed to the Lender; (d) Investments by any Borrower or any of its Subsidiaries to or in any other Borrower (other than DHC); (e) Investments by any Subsidiary of DHC to or in DHC so long as the amount by which

     (1) the sum of all dividends described in clause (iv) of the definition of "Permitted Dividends" paid by all Subsidiaries of DHC to DHC during such fiscal year plus all Investments made by all Subsidiaries of DHC to or in DHC during such fiscal year (on a net basis) exceeds

     (2) the sum of equity (but not debt) Investments made by DHC in the Dollar Borrowers during such fiscal year (on a net basis) plus other Investments by DHC to or in the Dollar Borrowers during such fiscal year (on a net basis) to the extent DHC's rights, titles and interests in and to such Investment are subject to a first priority Lien in favor of Lender securing the Obligations shall not exceed, in any fiscal year, the sum of $3,000,000 minus any dividends paid to minority shareholders of any Subsidiary of a Borrower during such fiscal year plus scheduled principal and interest payments during such fiscal year on the Posi-Trak Acquisition Note, the Stock Acquisition Notes, the Shareco Acquisition Notes and the ENSCO Acquisition Notes, (f) other Investments by the Borrowers or any of their Subsidiaries, not to exceed $3,000,000 in the aggregate at any one time outstanding, in other entities which are primarily engaged in businesses substantially similar to the businesses conducted by the Borrowers and their Subsidiaries on the date hereof or other businesses primarily engaged in the design, manufacture, sale or distribution of equipment or products primarily used in the exploration for, or production or transportation of, oil and gas or used primarily in the petrochemical, chemical, refining or mining business; (g) Investments acquired in settlement of claims and disputes, and (h) the loans evidenced by the promissory notes described on
Exhibit I hereto.

     7.9 ERISA. At any time permit any Plan to (a) engage in any "prohibited transaction" as defined in ERISA; (b) incur any "accumulated funding deficiency" as defined in ERISA, or (c) be terminated in a manner which could result in the imposition of a Lien on any Property of any Dollar Borrower or any of their Subsidiaries pursuant to ERISA.

     7.10 Location of Tangible Collateral. Except for equipment leased to unaffiliated third parties in the ordinary course of business and disclosed to the Lender in writing pursuant to Section 6.2(e)(3) or otherwise, none of the Collateral consisting of tangible property will be located in any jurisdiction other than the States of Texas, Alaska, Oklahoma, Wyoming and Louisiana, unless the Lender shall have received evidence reasonably satisfactory to the Lender as to perfection of its first priority Lien on such Collateral (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents). Without limiting the foregoing, with respect to any Collateral located in the Provinces of Alberta or Saskatchewan, Canada, no lessee under any lease covering such Collateral shall retain possession of the applicable Collateral for more than one (1) year (and no lease covering such Collateral shall have a term of more than one (1) year) unless the Borrowers shall have taken measures reasonably necessary or appropriate to perfect and protect their interest in and to the applicable Collateral. Notwithstanding anything to the contrary contained in this Agreement, the Lender's sole remedy for the failure of Borrowers to perform any obligation under this Section 7.10 shall be to exclude the applicable Collateral from the Borrowing Base hereunder, at Lender's option and sole discretion.

     7.11 Subsidiaries. The Borrowers will not form or acquire any Subsidiaries without first giving the Lender prior written notice thereof. Each Subsidiary formed or acquired after the date hereof which is organized in the United States shall be required to execute and deliver to the Lender (i) a guaranty, in Proper Form, pursuant to which such Subsidiary guarantees payment of the Obligations and (ii) a security agreement, in Proper Form, granting to the Lender a first priority (subject to the Permitted Liens to the extent they are expressly permitted to be superior to Liens under the Credit Documents) security interest in and to such Subsidiary's Accounts and Inventory. Each Subsidiary formed or acquired after the date hereof which is organized in the United Kingdom must be a Qualified Foreign Subsidiary and must execute and deliver to the Lender a Floating Charge, in Proper Form. No Subsidiary of the Borrowers which is not organized in the United States or the United Kingdom shall be permitted to own assets with an aggregate value in excess of $10,000,000 and all Subsidiaries of the Borrowers which are not organized in the United States or the United Kingdom shall not be permitted to own, in the aggregate, assets with an aggregate value in excess of $12,000,000. Only the Borrowers' pro rata share of assets shall be included for purposes of this Section where less than 100% of a Subsidiary is owned by Borrowers.

8.   Events of Default and Remedies.

     8.1 Events of Default. If any of the following events shall occur, then the Lender may do any or all of the following: (1) without notice to any Borrower, declare either or both of the Notes to be, and thereupon such Note(s) shall forthwith become, immediately due and payable, together with all accrued interest thereon and any Commitment Fee hereunder, without notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, all of which are hereby expressly waived; (2) without notice to any Borrower, terminate either or both of the Commitments; (3) by notice in writing to the Borrowers, accelerate the Termination Date to a date as early as the date of the notice; (4) exercise its rights of offset against each account and all other Property of any of the Borrowers in the possession of the Lender, which right is hereby granted by the Borrowers to the Lender, and (5) exercise any and all other rights pursuant to the Credit Documents:

     (a) A Borrower shall fail to pay or prepay any principal of the Note made by it as and when due;

     (b) A Borrower shall fail to pay any interest on the Note made by it or any Commitment Fee or any other obligation hereunder payable by it as and within three Business Days of when due; or

     (c) Any Dollar Borrower or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any principal of or interest on any other Debt having a principal amount outstanding in excess of $500,000, or an "event of default" (however denominated) shall have occurred which gives the holder of such Debt the legal ability to accelerate its maturity; or

     (d) Any representation or warranty made in connection with any Credit Document shall prove to have been incorrect, false or misleading in any material respect when made; or

     (e) Default shall occur in the punctual and complete performance of any covenant contained in Section 6.3 or Section 7 of this Agreement or any other negative covenant set forth in this Agreement or in any other Credit Document; or

     (f) Default shall occur in the punctual and complete performance of any other covenant of a Borrower or any other Person (other than the Lender) contained in any Credit Document and the same shall remain uncured for ten days after the Lender gives notice thereof to the Borrowers; or

     (g) Final judgment for the payment of money shall be rendered against any Dollar Borrower or any of their Subsidiaries in excess of $500,000 in the aggregate which is not covered by insurance and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

     (h) A Borrower shall claim, or any court shall find or rule, that the Lender does not have a valid Lien as provided for herein on any security which may have been provided by such Borrower; or

     (i) The sale, encumbrance or abandonment (except as otherwise expressly permitted by the Credit Documents) of any of the Collateral; or the making of any levy, seizure or attachment thereof or thereon; or the loss, theft, substantial damage, or destruction of any tangible Collateral having an aggregate value in excess of $300,000 which is not covered by insurance; or

     (j) Any order shall be entered in any proceeding against any Dollar Borrower or any of their Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain in effect for 30 days; or

     (k) The occurrence of an Event of Default under any Credit Document; or

     (l) Any Dollar Borrower or any of their Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

     (m) Any such petition or application shall be filed or any such proceeding shall be commenced against any Dollar Borrower or any of their Subsidiaries and any Dollar Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of any Dollar Borrower or any of their Subsidiaries or granting relief to any Dollar Borrower or any of their Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than 30 days; or

     (n) Any Dollar Borrower or any of their Subsidiaries shall fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within 30 days after its issue or levy; or

     (o) Any Dollar Borrower or any of their Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

     (p) DSI shall cease to own, directly or indirectly, all the indicia of equity rights (whether issued and outstanding capital stock or otherwise) of DSL; DHC shall cease to own, directly or indirectly, all the indicia of equity rights (whether issued and outstanding capital stock or otherwise) of DSI, Cobb or Shareco; or

     (q) any default or event of default shall occur under (1) the Posi-Trak Acquisition Note, (2) the Stock Acquisition Notes, (3) the Shareco Acquisition Notes, (4) that certain promissory note dated concurrently herewith executed by the Dollar Borrowers payable to the order of Lender in the original principal amount of $17,450,000, or (5) any renewal, extension, modification or supplement of any of the foregoing, and such default or event of default shall not be cured within any applicable cure period provided with respect thereto.

     8.2 Remedies Cumulative. No remedy, right or power conferred upon the Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

9.   Miscellaneous.

     9.1 No Waiver. No waiver of any Default shall be deemed to be a waiver of any other Default. No failure to exercise or delay in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any further or other exercise thereof or the exercise of any other right or power. The Lender may remedy any Default without waiving the Default remedied. Acceptance by the Lender of a payment in an amount less than the amount then due shall be deemed an acceptance on account only and shall not in any way affect the existence of a Default. No amendment, modification or waiver of any Credit Document shall be effective unless the same is in writing and signed by the Person against whom such amendment is sought to be enforced. No notice to or demand on a Borrower or any other Person shall entitle any

Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

     9.2 Notices. All notices under the Credit Documents shall be in writing and either (1) delivered against receipt therefor; (2) mailed by registered or certified mail, return receipt requested, or (3) sent by telecopy, in each case addressed as follows:

          (a)  If to any Borrower, to:

               Drilex Holdings Corp.
               15151 Sommermeyer
               Houston, Texas  77041
               Attention: Vice President, Finance and Administration Telecopy No.: (713) 849-2561

          (b)  If to the Lender, to:

               Texas Commerce Bank National Association
               712 Main Street
               Houston, Texas  77002
               Attention: Manager, Manufacturing and Oilfield Service Division Telecopy No.: (713) 216-4227

               with a copy to:

               Texas Commerce Bank National Association
               P. O. Box 2558
               Houston, Texas  77252
               Attention:  Manager, Loan Agreements Section

or to such other address as a party may designate. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day); however, the notices required or permitted by Sections 2.5 and 4.1 hereof shall be effective only when actually received by the Lender. Actual notice, however and from whomever given or received, shall always be effective when received.

     9.3 Governing Law. Unless otherwise specified therein, each Credit Document shall be governed by and construed in accordance with the laws of the State of Texas and the USA. Each Borrower hereby irrevocably (a) agrees that any legal proceeding against the Lender arising out of or in connection with any Credit Document shall be brought in the district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division (collectively, the "Specified Courts"); (b) submits to the non-exclusive jurisdiction of the Specified Courts; (c) agrees and consents that service of process may be made upon it in any proceeding arising out of the Credit Documents or any transaction contemplated thereby by service of process as provided by Texas law; (d) waives, to the fullest extent not prohibited by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of any Credit Document or the transactions contemplated thereby in the Specified Courts, and (e) waives any claim that any such suit, action or proceeding in any Specified Court has been brought in an inconvenient forum.
DSL hereby appoints DSI as DSL's agent for service of process. All of the obligations of the Borrowers under the Credit Documents are performable in Harris County, Texas.

     9.4 Survival; Parties Bound; Term. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Credit Documents, and shall bind the Borrowers and their respective successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender, provided that the separate undertakings of the Lender hereunder to make Loans to the Borrowers shall not inure to the benefit of any successor or assign of any Borrower. The term of this Agreement shall be until the final maturity of all of the Notes, the expiry of all Letters of Credit, the termination of all of the Commitments and the payment of all amounts due under the Credit Documents. The Borrowers agree that if at any time all or any part of any payment previously applied by the Lender to any Loan or other obligation hereunder is or must be returned by or recovered from the Lender for any reason (including the order of any bankruptcy court), the Credit Documents shall automatically be reinstated to the same effect as if the prior application had not been made, and each Borrower hereby agrees to indemnify each such payee against, and to save and hold each such payee harmless from, any required return by or recover from each such payee of any such payment previously made by such Borrower because of such payment being deemed preferential under applicable Legal Requirements, or for any other reason.

     9.5 Counterparts. Each Credit Document may be executed in several identical counterparts, and by the parties thereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     9.6 Captions. The headings and captions appearing in the Credit Documents have been included solely for convenience and shall not be considered in construing the Credit Documents.

     9.7 Expenses. Any provision to the contrary notwithstanding, and whether or not the transactions contemplated by this Agreement shall be consummated, the Dollar Borrowers shall pay on demand all out-of-pocket expenses (including, without limitation, the fees and expenses of counsel for the Lender) reasonably incurred in connection with (a) the negotiation, preparation, execution, filing, recording, refiling, re-recording, modification, supplementing and waiver of the Credit Documents (provided that the Borrowers may condition their agreement to enter into any such modification, supplement or waiver upon such expenses not exceeding a specified amount or any similar condition); (b) the making, servicing and collection of the Loans; (c) the evaluating, monitoring, administering and protecting any of the Collateral; (d) the realizing upon the Collateral and all costs and expenses relating to the Lender's exercising any of its rights and remedies under any of the Credit Documents or at law, and (e) the performance by the Lender (in a Borrower's name or otherwise) of any agreement, covenant or obligations of a Borrower under the Credit Documents which such Borrower had not performed, in each case including all appraisal fees, consulting fees, filing fees, taxes, brokerage fees and commissions and Uniform Commercial Code search fees; provided that no right or option granted by a Borrower to the Lender pursuant to any Credit Document shall be deemed to impose or admit a duty on the Lender to supervise, monitor or control any aspect of the character or condition of any of the Collateral or any operations conducted in connection with it for the benefit of any Borrower or any other Person. Interest shall accrue on all such expenses from the date of demand therefor at the lesser of (1) the Past Due Rate or (2) the Highest Lawful Rate if such expenses are not reimbursed within 15 days after such date of demand. The obligations of the Dollar Borrowers under Section 2.2(e), this Section and the following Section shall survive the termination of this Agreement.

     9.8 Indemnification. The Dollar Borrowers agree to indemnify, defend and hold the Lender and its shareholders, directors, officers, employees and agents (collectively, the "Indemnified Persons") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency and expense (including interest, penalties, attorneys' fees and amounts paid in settlement) to which any of them may become subject arising out of or based upon the Credit Documents, WHETHER THROUGH THE ALLEGED OR ACTUAL NEGLIGENCE OF SUCH PERSON OR OTHERWISE, except and to the extent that the same results from the gross negligence, willful misconduct or bad faith of such Indemnified Person.

     9.9 Entire Agreement. The Credit Documents embody the entire agreement between the Borrowers and the Lender and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof.

     9.10 Severability. If any provision of any Credit Document shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby. Each waiver in the Credit Documents is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Lender for having bargained for and obtained it.

     9.11 Disclosures. Every reference in the Credit Documents to disclosures of any Borrower to the Lender, to the extent that such references refer to disclosures at or before the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Lender in an orderly manner concurrently with the execution hereof.

     9.12 Obligations of Dollar Borrowers Are Joint And Several. All of the liabilities and obligations of the Dollar Borrowers under this Agreement and under the other Credit Documents shall be joint and several. Each of the Borrowers represents and warrants that such Borrower has not been required to become jointly and severally liable for the obligations of any other Person under this Agreement as a condition to such Borrower's receipt of any loan or other extension of credit made pursuant to this Agreement, the Credit Documents, or any other document executed in connection therewith.

     9.13 Amendment and Restatement. This Agreement amends and restates in its entirety that certain Credit Agreement dated May 5, 1995, as amended.

     THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              DRILEX HOLDINGS CORP.,
                              a Delaware corporation


                              By: /s/ John Forrest
                                 -----------------------------
                                 John Forrest,
                                 President



                              DRILEX SYSTEMS, INC.,
                              a Texas corporation


                              By: /s/ John Forrest
                                 ------------------------------
                                 John Forrest,
                                 President

                              COBB DIRECTIONAL DRILLING COMPANY,
                              L.L.C., a Delaware limited liability company

                              By: Drilex Holdings Corp., a Delaware
                                  corporation, Member


                                  By: /s/ John Forrest
                                     -----------------------------
                                     John Forrest,
                                     President


                              By: Drilex Systems, Inc., a Delaware
                                  corporation, Member


                                  By:  /s/ John Forrest
                                     ------------------------------
                                     John Forrest,
                                     President



                              SHAREWELL, INC.,
                              a Delaware corporation


                              By:  /s/ John Forrest
                                 -----------------------------------
                                 John Forrest,
                                 Chief Executive Officer

                              DRILEX SYSTEMS LIMITED,
                              a company incorporated in Scotland under the Companies Act

WITNESSES to
execution by Drilex Systems Limited:
                              By:  /s/ John Forrest
                                 -----------------------------------
                                 John Forrest,
                                 Director

- ---------------------------
Name:
     ----------------------

Address:
        -------------------

        -------------------

Occupation:
           ----------------


- ---------------------------
Name:
     ----------------------

Address:
        -------------------
        -------------------

Occupation:
           ----------------

                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION,
                              a national banking association


                              By:  /s/ Diane Duplichan
                                 ------------------------------
                              Name:  DIANE DUPLICHAN
                                   ----------------------------
                              Title: VICE PRESIDENT
                                    ---------------------------



Exhibit A - Dollar Note
Exhibit B - Pound Note
Exhibit C - Request for Dollar Loan
Exhibit D - Request for Pound Loan
Exhibit E - Opinion of Baker & Botts, L.L.P.
Exhibit F - Opinion of Iain Smith & Co.
Exhibit G - Certificate of No Default
Exhibit H - Shareco Acquisition Notes
Exhibit I - Certain Notes Held by Dollar Borrowers
Exhibit J - ENSCO Acquisition Notes

Appendix   I - Subsidiaries

                                  DOLLAR NOTE

 $13,000,000                    Houston, Texas              September 29, 1995


     FOR VALUE RECEIVED, DRILEX HOLDINGS CORP., a Delaware corporation, DRILEX SYSTEMS, INC., a Texas corporation, SHAREWELL, INC. (formerly Shareco, Inc. ("Shareco")), a Delaware corporation, and COBB DIRECTIONAL DRILLING COMPANY, L.L.C., a Delaware limited liability company (collectively "Makers"), jointly and severally, promise to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Payee"), a national banking association, at its principal banking building in the City of Houston, Harris County, Texas, or at such other place as the holder of this note may hereafter designate in writing, in immediately available funds and in lawful money of the USA, the principal sum of THIRTEEN MILLION DOLLARS ($13,000,000) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided in the Interest Rate Agreement of even date herewith among Payee and Makers (as amended, supplemented and restated, the "Interest Rate Agreement") and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

     This note is the Dollar Note which has been issued pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of September 29, 1995 among Makers; Drilex Systems Limited, and Payee, to which reference is made for all purposes. Any term defined in the Credit Agreement and used in this note shall have the meaning ascribed to it in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement and the Interest Rate Agreement. Payee is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes those certain Security Agreements of even date therewith between the respective Makers and Payee.

     The principal of this note shall be due and payable on the Termination Date, the final maturity of this note. Accrued and unpaid interest shall be due and payable as provided in the Interest Rate Agreement.

     Subject to the provisions of the Credit Agreement, Makers may at any time pay the full amount or any part of this note without payment of any premium or fee.

     The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Makers. All loans and advances and all payments

                               Page 1 of 4 Pages

                                   EXHIBIT A
and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Makers' obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Makers' entitlement to credit for that payment as of the date received by the holder.

     Subject to the provisions of the Credit Agreement, Makers may use all or any part of the credit provided to be evidenced by this note at any time before the Termination Date. Makers may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal at any time outstanding does not exceed the Dollar Available Commitment.

     The occurrence of an Event of Default shall constitute default under this note, whereupon the holder hereof may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Documents and (b) by law, including the right to accelerate the maturity of this entire note.

     If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Makers sue any holder in connection with this note or any such papers and do not prevail, then Makers agree to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees.

     Makers and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     This note is given in renewal, extension and rearrangement, and not in extinguishment, of that certain promissory note (the "Renewed Note") dated May 5, 1995, made by Drilex Systems, Inc., Drilex Holdings Corp., Shareco, Inc. and Cobb Directional Drilling Company, L.L.C., payable to the order of Payee and in the maximum principal amount of Nine Million Dollars ($9,000,000). All Liens securing the Renewed Note are hereby ratified, confirmed,

                               Page 2 of 4 Pages
renewed, extended, rearranged and brought forward as security for this note, in addition to and cumulative of all other security.

     This note shall be governed by and construed in accordance with the laws of the State of Texas and the USA from time to time in effect. Harris County, Texas shall be a proper place of venue for suit hereon.

                                                  DRILEX HOLDINGS CORP.,
                                                  a Delaware corporation


                                                  By: __________________________
                                                         John Forrest,
                                                         President



                                                  DRILEX SYSTEMS, INC.,
                                                  a Texas corporation


                                                  By: __________________________
                                                         John Forrest,
                                                         President



                                                  SHAREWELL, INC.,
                                                  a Delaware corporation

                                                  By: __________________________
                                                         John Forrest,
                                                         Chief Executive Officer

                               Page 3 of 4 Pages

                                    COBB DIRECTIONAL DRILLING COMPANY,
                                    L.L.C., a Delaware limited liability company

                                    By: Drilex Holdings Corp.,
                                        a Delaware corporation,
                                        Member


                                    By:
                                        _____________________________________
                                          John Forrest,
                                          President

                                    By: Drilex Systems, Inc.,
                                        a Texas corporation,
                                        Member


                                    By:
                                        _____________________________________
                                          John Forrest,
                                          President

                               Page 4 of 4 Pages

                                    DSL NOTE
                                    --------


(Pounds)2,700,000.00             Houston, Texas                March 31, 1994


     FOR VALUE RECEIVED, DRILEX SYSTEMS LIMITED ("Maker"), a company incorporated in Scotland under the Companies Act, promises to pay to the order of TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Payee"), a national banking association, at its principal banking building in the City of Houston, Harris County, Texas, or at such other place as the holder of this note may hereafter designate in writing, in immediately available funds and in lawful money of the United Kingdom, the principal sum of TWO MILLION SEVEN HUNDRED THOUSAND POUNDS STERLING ((Pounds)2,700,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided in the Interest Rate Agreement and interest on all past due amounts, both principal and accrued interest, at the Past Due Rate; provided that for the full term of this note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Highest Lawful Rate.

     The principal of this note shall be due and payable on the Termination Date, the final maturity of this note. Accrued and unpaid interest shall be due and payable as provided in the Interest Rate Agreement.

     Subject to the provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this note without payment of any premium or fee.

     The unpaid principal balance of this note at any time shall be the total of all principal lent or advanced against this note less the sum of all principal payments and permitted prepayments made on this note by or for the account of Maker. All loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder's records; provided that any failure to make notation of
(a) any advance shall not cancel, limit or otherwise affect Maker's obligations or any holder's rights with respect to that advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Maker's entitlement to credit for that payment as of the date received by the holder.

                                                            INITIALLED FOR
                                                            IDENTIFICATION:_____

                               Page 1 of 3 Pages

                                   EXHIBIT B

     Subject to the provisions of the Credit Agreement, Maker may use all or any part of the credit provided to be evidenced by this note at any time before the Termination Date. Maker may borrow, repay and reborrow and there is no limit on the number of advances against this note so long as the total unpaid principal at any time outstanding does not exceed the DSL Available Commitment.

     This note is the DSL Note which has been issued pursuant to the terms of that certain Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") of even date herewith among Maker; Drilex Systems, Inc. ("DSI"), and Payee, to which reference is made for all purposes. Any term defined in the Credit Agreement and used in this note shall have the meaning ascribed to it in the Credit Agreement. Advances against this note by Payee or other holder hereof shall be governed by the Credit Agreement. Payee is entitled to the benefits of and security provided for in the Credit Agreement. Such security includes a floating charge of even date herewith by Maker in favor of Payee, covering all of Maker's Property described therein, and a guaranty (contained in the Credit Agreement) from DSI to Payee.

     The occurrence of an Event of Default shall constitute default under this note, whereupon the holder hereof may elect to exercise any or all rights, powers and remedies afforded (a) under the Credit Documents and (b) by law, including the right to accelerate the maturity of this entire note.

     If any holder of this note retains an attorney in connection with any such default or to collect, enforce or defend this note or any papers intended to secure or guarantee it in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this note or any such papers and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this note or in any such suit or proceeding, including reasonable attorneys' fees. An amount equal to ten percent (10%) of the unpaid principal and accrued interest owing on this note when and if this note is placed in the hands of an attorney for collection after default is stipulated to be reasonable attorneys' fees unless a holder or any maker of this note timely pleads otherwise to a court of competent jurisdiction.

     Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time

                                                            INITIALLED FOR
                                                            IDENTIFICATION:_____

                               Page 2 of 3 Pages

                                   EXHIBIT B
without notice to any of them. Each such Person agrees that its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

     This note shall be governed by and construed in accordance with the laws of the State of Texas and the USA from time to time in effect. Harris County, Texas shall be a proper place of venue for suit hereon.


WITNESS:                            DRILEX SYSTEMS LIMITED,
                                     a company incorporated in
__________________________            Scotland under the Companies Act
Name:_____________________

Address:__________________
        __________________          By:___________________________
                                        John Forrest
Occupation:_______________              Director


__________________________
Name:_____________________

Address:__________________
        __________________

Occupation:_______________


                               Page 3 of 3 Pages

                                   EXHIBIT B

                            REQUEST FOR DOLLAR LOAN

                              ____________, 199__

Texas Commerce Bank National Association
712 Main Street
Houston, Texas  77002
Attention:  Manager, Manufacturing and Oilfield Service Division

Ladies and Gentlemen:

     Drilex Holdings Corp.; Drilex Systems, Inc.; Cobb Directional Drilling Company, L.L.C.; Sharewell, Inc.; Drilex Systems Limited, and Texas Commerce Bank National Association (the "Lender") executed and delivered that certain Amended and Restated Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of September 29, 1995. Any term defined in the Credit Agreement and used in this Request for Loan shall have the meaning ascribed to it in the Credit Agreement.

     The Dollar Borrowers hereby request a Dollar Loan in the amount of $___________. Such Dollar Loan is to be a (check one) [____] Base Rate Borrowing [____] Eurodollar Rate Borrowing. If such Dollar Loan is to be a Eurodollar Rate Borrowing, it is to have an Interest Period of (check one) [____] one [____] two [____] three [____] six months. As of the date hereof:


     Maximum Commitment                                  $13,000,000
     Dollar Equivalent of the principal
      balance of the Pound Note                          (_________)
     Maximum Dollar Commitment                           $
                                                          =========

     Borrowing Base                                      $_________
     Dollar Equivalent of the Principal
      balance of the Pound Note                          (_________)
     Dollar Borrowing Base                               $
                                                          =========

     Lesser of Maximum Dollar Commitment
      and Dollar Borrowing Base                          $_________
     Letter of Credit Exposure                           (_________)
     Dollar Available Commitment                         $
                                                          =========

     Principal balance of Dollar Note, after giving
      effect to the requested Dollar Loan                $
                                                          =========

                                   EXHIBIT C

     The proceeds of the requested Dollar Loan should be (check one) [____] deposited in account number _______________ of ___________________ [NAME OF
APPLICABLE DOLLAR BORROWER] with the Lender [____] ___________________________.

     The Dollar Borrowers represent and warrant that (a) no Default or Event of Default has occurred and is continuing and (b) this Request for Dollar Loan and the requested Dollar Loan satisfy in all material respects all of the relevant criteria set forth in the Credit Documents. Thank you for your attention to this matter.

                                          Very truly yours,

                                          [SIGNATURE ON BEHALF OF ALL
                                          DOLLAR BORROWERS]



cc:  Texas Commerce Bank National Association
     P.O. Box 2558
     Houston, Texas  77252
     Attention:  Manager, Loan Agreements Division

                                   EXHIBIT C

                             REQUEST FOR POUND LOAN

                     [Letterhead of Drilex Systems Limited]


                              ____________, 199__



Texas Commerce Bank National Association
712 Main Street
Houston, Texas  77002

Attention:  Manager, Manufacturing and Oilfield Service Division

Ladies and Gentlemen:

     Drilex Holdings Corp.; Drilex Systems, Inc.; Cobb Directional Drilling Company, L.L.C.; Sharewell, Inc.; Drilex Systems Limited; and Texas Commerce Bank National Association executed and delivered that certain Amended and Restated Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of September 29, 1995. Any term defined in the Credit Agreement and used in this Request for Loan shall have the meaning ascribed to it in the Credit Agreement.

     DSL hereby requests a Pound Loan in the amount of (Pounds)_____________. Such Pound Loan is to have an Interest Period of (check one) [____] one [____] two [____] three [____] six months. As of the date hereof:

     Nominal Pound Commitment                       (Pounds) 750,000

     Maximum Commitment                                  $13,000,000
     Pound Exposure                                      (__________)
     Dollar Equivalent of Possible Pound Commitment      $
                                                          ==========
     Possible Pound Commitment                      (Pounds)
                                                          ==========

     Maximum Pound Commitment (lesser of Possible
     Pound Commitment and Nominal Pound Commitment) (Pounds)________

     Borrowing Base                                 (Pounds)________
     Dollar Exposure                                     (__________)
     Dollar Equivalent of Pound Borrowing Base           $
                                                          ==========
     Pound Borrowing Base                           (Pounds)
                                                          ==========


                                   EXHIBIT D

     Available Pound Commitment (lesser of Maximum
     Pound Commitment and Pound Borrowing Base)     (Pounds)
                                                           ==========

     Principal balance of Pound Note, after giving
     effect to the requested Pound Loan             (Pounds)
                                                            =========


     The proceeds of the requested Pound Loan should be (check one) [____] deposited into account number _____________ of DSL with the Lender [____]
__________________.

     DSL represents and warrants that (a) no Default or Event of Default has occurred and is continuing and (b) this Request for Pound Loan and the requested Pound Loan satisfy, in all material respects, all of the relevant criteria set forth in the Credit Documents. Thank you for your attention to this matter.


                                    Very truly yours,

                                    DRILEX SYSTEMS LIMITED


                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                          Director



cc:  Texas Commerce Bank National Association
     P.O. Box 2558
     Houston, Texas  77252
     Attention:  Manager, Loan Agreements Division

                                   EXHIBIT D

                               September 29, 1995



Texas Commerce Bank National Association
712 Main Street
Houston, Texas 77002

Re: Amended and Restated Credit Agreement dated as of September 29, 1995 (the "Amended Credit Agreement"), among Drilex Holdings Corp., a Delaware corporation ("DHC"), Drilex Systems, Inc., a Texas corporation ("DSI"), Cobb Directional Drilling Company, L.L.C., a Delaware limited liability company ("Cobb"), Drilex Systems Limited, a company incorporated in Scotland under the Companies Act ("DSL"), Sharewell, Inc., a Delaware corporation ("Sharewell" and together with DHC, DSI and Cobb, the "Borrowers"), and Texas Commerce Bank National Association, a national banking association (the "Lender")

Ladies and Gentlemen:

          We have acted as counsel for the Borrowers in connection with the Amended Credit Agreement and this opinion is delivered to you pursuant to Subsection 4.2(e) thereof. Capitalized terms not otherwise defined herein have the meanings assigned to such terms in the Amended Credit Agreement.

          In connection with the opinions hereinafter expressed, we have (i) investigated such questions of law, (ii) examined such corporate documents and records (other than the minute books of the Borrowers) and certificates of public officials, and (iii) received such information from officers and representatives from the Borrowers as we have deemed necessary or appropriate for the purposes of this opinion. We have also examined the following documents (those identified in items (a) through (f) below being referred to herein collectively as the "Credit Documents"):

          (a) An executed copy of the Amended Credit Agreement;

          (b) Two executed promissory notes dated September 29, 1995 issued by DHC, DSI, Cobb and Sharewell in the principal amounts of $13,000,000 and $17,450,000 payable to the order of the Lender (collectively, the "Notes");

                                   EXHIBIT E

Texas Commerce Bank                      2                    September 29, 1995
 National Association

          (c) An executed copy of two interest rate agreements dated as of September 29, 1995, one among DHC, DSI, Cobb, Sharewell, DSL and the Lender, and the other among DHC, DSI, Cobb, Sharewell and the Lender (collectively, the "Interest Rate Agreements");

          (d) An executed copy of the Security Agreements dated as of September 29, 1995 made by each of DHC, DSI, Cobb and Sharewell to the Lender (collectively the "Security Agreements");

          (e) An executed copy of the financing statements (i) dated as of September 30, 1994 made by each of DHC, DSI and Cobb; and (ii) dated as of May 5, 1995 made by Shareco; each as debtor, and the Lender, as secured party (collectively the "Financing Statements"); and

          (f) An executed copy of the Security Agreement-Pledge dated as of September 29, 1995 delivered by DSI to the Lender.

          In rendering the opinions set forth, we have assumed (i) the due authorization, execution and delivery of the Credit Documents by all parties to such Credit Documents other than the Borrowers and that each such Credit Document is valid, binding and enforceable against the parties thereto other than the Borrowers, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to original documents of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied upon the representations made in the Credit Documents and upon certificates of officers of the Borrowers.

          Based upon the foregoing and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

          1. DHC is a corporation validly existing and in good standing under the laws of the State of Delaware. DSI is a corporation validly existing and in good standing under the laws of the State of Texas. Cobb is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Sharewell is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of DHC, DSI and Sharewell (the "Corporate Borrowers") has the corporate power and authority to enter into and perform its obligations under the Credit Documents. Cobb has the limited liability company power and authority to enter into and perform its obligations under the Credit Documents.

Texas Commerce Bank                      3                    September 29, 1995
 National Association

          2. The execution, delivery and performance of the Credit Documents to which each Borrower is a party (a) have been duly authorized by all requisite, in the case of the Corporate Borrowers, corporate action, and in the case of Cobb, limited liability company action, and (b) do not contravene the Articles of Incorporation, the Certificates of Incorporation or Bylaws of the Corporate Borrowers, as the case may be, or Cobb's Certificate of Formation or Limited Liability Company Agreement, in each case as amended to the date hereof.

          3. No authorization, consent, approval, license, exemption or other action by, or registration, qualification or filing with any Governmental Authority in the United States is required in connection with the execution, delivery and performance of the Credit Documents by the Borrowers.

          4. Each Borrower has duly and validly executed and delivered the Credit Documents to which it is a party.

          5. Each of the Credit Documents to which a Borrower is a party constitute the legal, valid and binding obligation of such Borrower, in each case, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, preference or similar laws of general application relating to or affecting creditors' rights. The enforceability and binding nature of such obligations are also subject to general principles of equity (regardless of whether considered in proceedings in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and also to the possible unavailability of specific performance or injunctive relief. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow the Lender to accelerate the loans evidenced by the Credit Agreement and the Notes upon an event deemed immaterial or might decline to order the Borrowers to perform covenants.

          6. Each of the Security Agreements to which a Borrower is a party creates valid security interests in favor of the Lender in all right, title and interest of such Borrower in those items and types of Collateral (as defined in the Security Agreements) in which a security interest may be created under Article 9 of the Uniform Commercial Code, as enacted in the State of Texas (the "UCC") as security for the Notes expressly described in
     Section 2.1 of each such Security Agreement. The Financing Statements are in appropriate form for filing pursuant to the UCC in the Office of the Secretary of State of the State of Texas (the "Filing Office"). Assuming the Financing Statements are duly filed in the Filing Office in the form reviewed by us, such filings shall result in the perfection (within the

Texas Commerce Bank                      4                    September 29, 1995
 National Association

     meaning of the UCC) of the security interest in favor of the Lender with respect to all right, title and interest of each Borrower in and to the Collateral that consists of "accounts", "chattel paper" or "general intangibles" (as such terms are defined in the UCC, the "UCC Collateral") of all Borrowers other than Cobb (the "Texas Borrowers") and "inventory" or "equipment" (as such terms are defined in the UCC) of each Borrower located in the State of Texas (the "Local Collateral") in which a security interest has been created under the Security Agreements and in which a security interest may be perfected by the filing of financing statements under the UCC in the Filing Office.

          7. Except for (a) the filing of the Financing Statements as set forth in paragraph 6 above, and (b) any future filings or recordings described in subparagraph (d)(ii) below, no further or subsequent filing, refiling, recording or re-recording, registration or re-registration of the Financing Statement or any other instrument will be necessary to perfect and continue the security interests created by the Security Agreement in the UCC Collateral or the Local Collateral.

          8. The execution, delivery and performance of the Credit Documents by the Borrowers do not, and will not result in the breach of, or constitute a default under, any of the documents set forth on Schedule A hereto (the "Material Documents").

          9. It is not necessary under the Material Documents for the Borrowers to obtain any consent from any Person in connection with the execution, delivery and performance of the Credit Documents by the Borrowers.

          The opinions set forth above are subject in all respects to the following additional limitations, qualifications, exceptions and assumptions:

          (a) For purposes of the opinions expressed in paragraph 5 above, we have assumed that you will at all times comply strictly with the provisions of Section 3.4 of the respective Interest Agreements, taking into account all fees, charges or other compensation or any other amounts which under applicable laws might constitute interest on the Obligations and that Texas courts and federal courts applying Texas law will give effect to the provisions of such Section of the respective Interest Agreements. Further, we express no opinion as to whether the assumption of the Renewed Note (as defined in the Dollar Note) by Cobb, Sharewell or DHC or the joint and several liability of each Borrower as co-makers for loans advanced to any other Person does not constitute usurious interest under the Texas Supreme Court's holding in Alamo Lumber Co. v. Gold, 661 S.W.2d 926 (Tex. 1983).

Texas Commerce Bank                      5                    September 29, 1995
 National Association

          (b) Our opinions in paragraphs 5 and 6 above as to the validity of the Credit Documents and perfection of any security interest in the Collateral are subject to the qualification that Section 552 of the Bankruptcy Reform Act of 1978, as amended (the "Code"), may affect the validity of the lien and security interest intended to be created by the Credit Documents with respect to proceeds realized and property acquired after the commencement of a case under the Code.

          (c) Our opinion set forth in paragraph 6 above is subject to the following additional limitations, exceptions, qualifications and assumptions:

               (i) We note that in the case of proceeds, continuation of perfection of the Lender's security interest therein is limited to the extent set forth in the UCC.

               (ii) We note that a continuation statement signed by the secured party of record, identifying the original Financing Statements by file number and date of filing, and stating that the original Financing Statements remain effective, must be filed with the Office of the Secretary of State of the state of Texas within six months before expiration of five years from the date of such filing and subsequent such continuation statements must be filed within six months before the end of each subsequent five-year period, and amendments or supplements to the Financing Statements and/or additional financing statements may be required to be filed in the event of a change in the name, identity or corporate or organizational structure of the debtor in the event any debtor's Financing Statement otherwise becomes inaccurate or incomplete or if such debtor changes the jurisdiction of its place of business (or, if it has more than one place of business, its chief executive office) or location of the Collateral.

               (iii) The opinion as to the creation and perfection of security interests do not cover interests in real property and other property transactions excluded from the coverage of the UCC pursuant to Section
          9.102 and 9.104 thereof, instruments (as defined in the UCC), money, deposit accounts, insurance payable by reason of loss or damages to the Collateral, and other property subject to perfection procedures other than the filing of a financing statement in the Filing Office pursuant to Section 9.302 of the UCC.

Texas Commerce Bank                      6                    September 29, 1995
 National Association

               (iv) With respect to the UCC Collateral, we assume, without independent investigation, that the principal place of business, or the chief executive office, if more than one place of business exists, of the Texas Borrowers will remain located in the State of Texas. Changes in the location of the chief executive office of Borrower may result in the lapse of perfection of Lender's security interest in the UCC Collateral unless new, appropriate financing statements are properly filed in the appropriate place within four months after each such change. We express no opinion as to the creation or perfection of any security interest created under the Cobb Security Agreement in any property other than in Cobb's right, title or interest in, if any, Local Collateral.

               (v) Our opinion with respect to the perfection of Lender's security interest in any Local Collateral does not relate to any of such collateral now or hereafter located in any jurisdiction other than the State of Texas, except to the extent such Local Collateral constitutes "mobile goods," as such term is used in Section 9.103(c)(1) of the UCC of any Texas Borrower. Additionally, our opinion with respect to the perfection of Lender's security interest in inventory forming part of the Collateral, but in which any Borrower acquires rights after the date hereof, is limited to inventory (a) which is located in the State of Texas when such Borrower acquires rights therein, or (b) in which Lender has a purchase money security interest which Lender and such Borrower understands, at the time such Borrower acquires rights therein, will be kept in the State of Texas, and which arrives in the State of Texas within thirty days after such Borrower receives possession thereof. We express no opinion as to the existence of any purchase money security interest in any Collateral.

               (vi) We note that the security interest of the Lender can attach only to such rights as a Borrower may have in the Collateral, and no opinion is expressed with respect thereto.

               (vii) We call your attention to, and our opinions are limited as follows:

               (A) in the case of Collateral consisting of instruments not constituting part of chattel paper (as such terms are defined in Chapter 9 of the UCC), the security interests of Lender therein

Texas Commerce Bank                      7                    September 29, 1995
 National Association

          cannot be perfected by the filing of the Financing Statements but will be perfected if possession thereof is obtained in accordance with the provisions of the Security Agreements;

               (B) Although the filing of a financing statement will perfect a security interest in chattel paper and negotiable documents, the perfected security interest is subject to the rights of subsequent holders or purchasers (including secured parties) without actual knowledge of the security interest;

               (C) Holders of purchase money security interests may have rights in the Local Collateral acquired in the future superior to those of Lender if such holder follows the procedures set forth in Section
          9.312 of the UCC;

               (D) We express no opinion as to the perfection of the security interest in any Collateral to the extent Lender consented to any security interest in favor of any other party or has authorized the disposition of any Collateral or released or subordinated Lender's security interest therein; and

               (E) Our opinions concerning the perfection and enforceability of the security interest in the Collateral are in all cases limited to the borrowing under the Loan Documents and such future advances as are made thereunder in accordance with the terms of the Credit Documents; no opinion is expressed as to the effectiveness of the Credit Documents to grant and create a security interest with respect to any indebtedness other than that created by borrowings under the Credit Documents.

               (viii) We have assumed, without independent investigation, that the filing and recording of the Financing Statements will be performed correctly by each filing and recording officer in each applicable jurisdiction and office.

               (ix) You should be aware that, pursuant to the provisions of
          Section 9.307, 9.308 and 9.309 of the UCC, qualifying purchasers of inventory, chattel paper, instruments and negotiable documents of title take title free and clear of a security interest perfected by filing.

Texas Commerce Bank                      8                    September 29, 1995
 National Association

          (d) We have assumed that DSL is not required to qualify to do business in Texas.

          (e) In rendering the opinions set forth above, we have assumed that no Borrower is a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or an "affiliate" of a "subsidiary company," of a "holding company," in each case as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          (f) We express no opinion as to the title to any of the property covered in the Credit Documents or to the accuracy, completeness or sufficiency of any description of such property or the priority of the liens and security interests intended to be created thereby.

          (g) We have not been called upon to, and accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business that may relate to the Credit Documents or the transactions contemplated thereby. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of Texas wherein the Lender may be located or where any enforcement of the Credit Documents may be sought that limits the rates of interest legally chargeable or collectible.

          (h) We express no opinion as to the issue of whether a Texas court or a federal court sitting in Texas would render a judgment for a sum of money in a currency other than Dollars, and we also express no opinion as to the rate of exchange that would be applied to a judgment rendered for a sum of money in a currency other than Dollars.

          (i) We express no opinion with respect to the following provisions to the extent contained in the Credit Documents: (i) provisions purporting to affect the jurisdiction or venue of courts; (ii) provisions releasing, exculpating or exempting a party from, or requiring the indemnification of a party for, liability for its own action or inaction, to the extent that the same are inconsistent with public policy; (iii) provisions that decisions by a party are conclusive; (iv) provisions purporting to waive rights to notice, legal defenses, or other benefits that cannot be waived under applicable law; (v) provisions granting powers of attorney or authority to execute documents or to act by power of attorney on behalf of either Borrower, and (vi) provisions purporting to provide remedies inconsistent with the Code or the UCC, to the extent that the Code or the UCC, is applicable thereto and the parties may not, under the Code or the UCC, agree to such remedies.

          (j) The opinions expressed are as of the date hereof only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that

Texas Commerce Bank                      9                    September 29, 1995
 National Association

     may hereafter come to our attention or any changes in law that may hereafter occur or become effective.

          (k) The opinions herein expressed are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States.

          The opinions herein have been furnished at your request and are solely for your benefit in connection with the subject transaction and may not be relied upon by any other person without the prior written consent of the undersigned.

                                    Very truly yours,



SK/JDK

                                   SCHEDULE A
                               MATERIAL DOCUMENTS


1.  The Credit Documents

2.  Posi-Trak Acquisition Note

3.  Stock Acquisition Notes

4.  Sharewell Acquisition Notes

5.  Sharewell Acquisition Documents

GH/AG                                               [  ] March 1994


Texas Commerce Bank National Association
c/o Messrs Maclay Murray & Spens
Solicitors
3 Glenfinlas Street
EDINBURGH
EH3 6AQ


Dear Sirs

Drilex Systems Limited ("DSL")
Drilex Systems Inc. ("DSI")
Texas Commerce Bank National Association ("the Lender")

We refer to the credit agreement by and among DSI, DSL and the Lender to be
executed on [         ] 1994 ("the Credit Agreement").

Unless otherwise stated, the words and expressions defined in the Credit Agreement shall have the same meaning in this letter as they do in the Credit Agreement.

We are solicitors to DSL and hereby confirm to you that in our opinion under Scots private law:

1. (a) DSL is duly organised and validly existing under the laws of Scotland;
       and

   (b) DSL has all corporate power and authority under its memorandum and articles of association to conduct its business as presently conducted;

                                   EXHIBIT F

2. the execution and delivery and performance of the Credit Documents listed in the Schedule annexed and signed as relative hereto by DSL;

   (a) has been duly authorized by all necessary corporate action;

   (b) is within the corporate power and authority of DSL; and

   (c) do not and will not contravene any legal requirement as at the date hereof under Scots private law and applicable UK company law and applicable EC law or the memorandum and articles of association of DSL;

3. the said Credit Documents will have been validly executed by DSL under Scots private law, if the execution and delivery of the said Credit Documents is approved at a meeting of the Board of Directors of DSL duly convened and held and the said Credit Documents are subscribed for and on behalf of DSL by any two directors or by one director and the secretary or any other manner approved by the Board of Directors on the correct pages and, in the case of said Credit Documents requiring to be executed by DSL only, if such Credit Documents are delivered to you and, in the case of said Credit Documents requiring to be executed by you and other persons, if such Credit Documents are executed by all other parties thereto; if the Floating Charge is executed by one signatory, such execution should be witnessed by two witnesses and otherwise be in accordance with the requirements of Scots law with regard to the authentication of probative documents;

4. providing the Floating Charge has been executed in the manner referred to in paragraph 3 above, the Floating Charge is the legal, valid and binding obligation of DSL, enforceable in accordance with its terms and applicable legislation;

5. that pursuant to Section 415 of the Companies Act 1985 ("the Act") it is the duty of DSL to send to the Registrar of Companies for registration the particulars of the Floating Charge and any other security or charge from time to time granted by DSL; in terms of Section 410 of the Act, the Floating Charge will be void as against the liquidator or administrator and any creditor of DSL if it is not so registered within 21 days of the date of execution of the Floating Charge; and, pursuant to Section 466 of the Act, the Ranking Agreement requires to be registered with the Registrar of Companies

                                   EXHIBIT F
   as an instrument of alteration to the Floating Charge and the Floating
   Charge to be granted by DSL in favour of Masco Tech Inc. within 21 days of the last date of execution of the Ranking Agreement failing which it shall be void as aforesaid;

6. no recording tax, registration tax, transfer tax, stamp tax or other fee, tax or governmental charge is required to be paid in the United Kingdom in connection with the execution and delivery or the filing of the Floating Charge;

7. to the best of our knowledge but without any enquiry having been made by us and except as heretofore disclosed to the Lender there is no litigation (other than the action by DSL against Sperry Sun (UK) Limited in the Sheriffdom of Grampian Highland and Islands at Aberdeen) or administrative proceeding, pending or threatened against, nor any outstanding judgement, order or decree affecting DSL before or by any governmental authority or any arbitral body.


Yours faithfully





                                   EXHIBIT F

                                   SCHEDULE

1.  Credit Agreement among DSL, the Lender and Drilex Systems Inc. ("DSI")

2.  Interest Rate Agreement among DSL, the Lender and DSI

3.  Promissory Note by DSL in favour of the Lender

4.  Floating Charge by DSL in favour of the Lender

5.  Ranking Agreement among DSL, the Lender and MascoTech Inc.






                                   EXHIBIT F

                           CERTIFICATE OF NO DEFAULT

     Drilex Holdings Corp.; Drilex Systems, Inc.; Cobb Directional Drilling Company, L.L.C.; Sharewell, Inc.; Drilex Systems Limited, and Texas Commerce Bank National Association executed and delivered that certain Amended and Restated Credit Agreement (as amended, supplemented and restated, the "Credit Agreement") dated as of September 29, 1995. Any term defined in the Credit Agreement and used in this Certificate shall have the meaning ascribed to it in the Credit Agreement.

     The undersigned hereby certifies that:

     1. I am the (check one) [____] President [____] chief financial officer of DHC.

     2. The attached Financial Statements were prepared in accordance with Good Accounting Practice and fairly present, in all material respects, the operations, cash flows and assets and liabilities of DHC and its Subsidiaries as of the date thereof for the periods covered thereby.

     3.  For DHC and its Subsidiaries, as of the date of the attached Financial
Statements:

                                 Actual Value    Covenant Value
                                 ------------    --------------

Debt                             $___________
Equity                           $___________
Preferred stock                  (___________)
Common Stockholders' Equity      $___________
Intangibles                      (___________)
Tangible Net Worth               $                  > $_________
                                  ===========       -
Debt                             $___________
Equity                           ____________
Capitalization                   $
                                  ===========   less
Debt to Capitalization Ratio        ____%       than  ____%
                                                or =

                                   EXHIBIT G

     4. For DHC and its Subsidiaries, as of the date of the attached Financial
Statements:

                                Actual Value       Covenant Value
                                ------------       --------------

Tangible Net Worth                 $               >$_________
                                    ===========    -
Bank Debt                          $___________
Equity                              ___________
Capitalization                     $
                                    ===========
Bank Debt to Capitalization                      less
 Ratio                                ____%      than  ____%
                                                 or =

     5. For the 12 months ending on the date of the attached Financial Statements and with respect to DHC and its Subsidiaries:

                                 Actual Value       Covenant Value
                                 ------------       --------------

     Net Income                    $___________
     Depreciation expense           ___________
     Amortization expense           ___________
     Tax expense                    ___________
     Interest expense               ___________
     Capitalized lease expense      ___________
     EBITDA                        $___________
     Cash taxes                    (___________)
     EBITDA less cash taxes        $
                                    ===========
     Capital Expenditures          $___________
     Net proceeds from sale of
      equity and Subordinated
      Indebtedness                 (___________)
     Net Capital Expenditures      $___________
     Scheduled principal payments  $___________
     Cash interest expense          ___________
     Cash preferred dividends       ___________
     Fixed Charges                 $
                                    ===========
     Fixed Charge Coverage Ratio    ____ to 1          >_____ to 1
                                                       -

     6. With respect to DHC and its Subsidiaries as of the date of the attached Financial Statements except with respect to the Dollar Equivalent of the Pound Note, the Letter of Credit Exposure and principal balance of the Dollar Note, which are current amounts:

                               Accounts Component
                               ------------------

     Accounts receivable                               $__________
     Due more than 60 days
      after date                        $__________
     Billed more than 60 days after

                                   EXHIBIT G
      sale or service rendered       __________
     In dispute                      __________
     Not in ordinary course of
      account debtor's business      __________
     Troubled account debtor         __________
     Retention                       __________
     Other Exclusions                __________     (__________)
     Qualifying Accounts Receivable                 $__________
    Accounts of Affiliates          $__________
    More than 120 days (in case of
      Foreign Account Debtors)
      or 90 days (in all other cases)
      past invoice date              __________
     Current Accounts of delinquent
      account debtors                __________
     Excess beyond 20%
      concentration level            __________
     Progress billings  $_________
     Approved Progess
      Billings          (_________)  __________
     Accounts owing by USA           __________     (__________)

     Eligible Accounts                              $__________
                                                      x 80%
                                                     ----------
     Accounts Component                             $__________


                              Inventory Component
                              -------------------

     Inventory                                      $__________
                                                        x 35%
                                                     ----------
     Possible Inventory
      Component                                     $
                                                     ==========

     Inventory Component
      (this will equal the lesser of
      the Possible Inventory Component
      or the Accounts Component)                     __________

     Borrowing Base                                 $__________

     Dollar Equivalent of principal
      balance of Pound Note                         (__________)
     Dollar Borrowing Base                          $
                                                     ==========

     Maximum Commitment                             $13,000,000

     Dollar Equivalent of the principal
      balance of the Pound Note                     (__________)
     Maximum Dollar Commitment                      $
                                                     ==========

                                   EXHIBIT G

     Lesser of Maximum Dollar Commitment or
      Dollar Borrowing Base                           $__________
     Letter of Credit Exposure                        (__________)
     Dollar Available Commitment                      $__________
     Principal balance of Dollar Note                 (__________)
     If positive, Unused Dollar Commitment            $
                                                       ==========
     If negative, required prepayment                 $
                                                       ==========

     Nominal Pound Commitment                     (Pounds)750,000

     Maximum Commitment                               $13,000,000
     Dollar Exposure                                  (__________)
     Dollar Equivalent of Possible Pound Commitment   $
                                                       ==========
     Possible Pound Commitment                 (Pounds)
                                                        ==========

     Maximum Pound Commitment (lesser of
      Possible Pound Commitment or
      Nominal Pound Commitment)                (Pounds)
                                                        ==========

     Borrowing Base                                    $__________
     Dollar Exposure                                   (__________)
     Dollar Equivalent of Pound Borrowing Base         $
                                                        ==========
     Pound Borrowing Base                      (Pounds)
                                                        ==========

     Pound Available Commitment (lesser
      of Maximum Pound Commitment and Pound
      Borrowing Base)                          (Pounds) __________
     Principal balance of Pound Note                   (__________)
     If positive, Unused Pound Commitment      (Pounds)
                                                        ==========
     If negative, required prepayment          (Pounds)
                                                        ==========

     7. A review of the activities of DHC and its Subsidiaries during the period covered by the attached Financial Statements has been made under my supervision and with a view to determining whether during such period they have kept, observed, performed and fulfilled, in all material respects, all of their respective obligations under the Credit Documents.

     8. All of the representations and warranties of the Borrowers contained in the Credit Agreement are true and correct, in all material respects, on the date hereof as if made on the date hereof except for the following matters:
[Describe or attach a schedule of all such representations and warranties and what specifically is no longer true or correct with respect thereto].

     9.   (Check either (a) or (b)):

     [ ] (a) DHC and its Subsidiaries have kept, observed, performed and fulfilled, in all material respects, each and every

                                   EXHIBIT G
one of their respective obligations under the Credit Documents during the period covered by the attached Financial Statements.

     [ ] (b) DHC and its Subsidiaries have kept, observed, performed and fulfilled, in all material respects, each and every one of their respective obligations under the Credit Documents during the period covered by the attached Financial Statements except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Borrowers have taken or propose to take with respect thereto].

     10.  (Check either (a) or (b)):

     [ ] (a) As of the date hereof, no Default or Event of Default has occurred and is continuing.

     [ ] (b) As of the date hereof, no Default or Event of Default has occurred and is continuing except for the following matters: [Describe all such defaults, specifying the nature, duration and status thereof and what action the Borrowers have taken or propose to take with respect thereto].



Date:_____________, 199__                        _______________________________
                                                 Name:__________________________

                                   EXHIBIT G

                                   EXHIBIT H

                                   ---------

                           SHARECO ACQUISITION NOTES

OBLIGOR                         PAYEE         PRINCIPLE AMOUNT
- -------                       ----------      ----------------

Drilex Holdings Corp.    S. R. Anderson             $  819,000

Drilex Holdings Corp.    John Teer                     829,500

Drilex Holdings Corp.    Todd Caspary                  819,000

Drilex Holdings Corp.    Frank Forest                  255,900

Drilex Holdings Corp.    George W. Kowalczuk           138,300

Drilex Holdings Corp.    Andy F. Brown                 138,300
                                                    ----------
TOTAL:                                              $3,000,000
                                                    ==========

                                   EXHIBIT I

                 CERTAIN NOTES TO BE HELD BY DOLLAR BORROWERS


                                     None

                                   EXHIBIT J

                           ENSCO ACQUISITION NOTES*

   OBLIGOR                            PAYEE                 PRINCIPLE AMOUNT
   -------                            -----                 ----------------

Drilex Holdings Corp.      ENSCO Technology Company            $2,500,000

Drilex Holdings Corp.      ENSCO Technology Company             2,500,000

                                             TOTAL:            $5,000,000
                                                               ==========


*One of the Notes is convertible into Common Stock of Drilex Holdings Corp.

                                  APPENDIX I

                         Subsidiaries and Ownership of
                                  Common Stock


I.   Direct Subsidiaries of Drilex Holdings Corp.

     1.  Drilex Systems, Inc. (100%)

         a.  Drilex Systems, S. A. (100%)

     2.  Cobb Directional Drilling Company, L.L.C. (99%)

     3.  Sharewell, Inc. (100%)

II.  Direct Subsidiary of Drilex Systems, Inc.

     1.  Drilex U.K. Limited (100%)

     2.  Cobb Directional Drilling Company, L.L.C. (1%)

     3.  ENSCO Technology Canada, Inc. (70%)

III. Direct Subsidiary of Drilex U.K. Limited

     1.  Drilex Overseas Limited (100%)

     2.  Drilex Systems Limited (100%)

IV.  Direct Subsidiary of Sharewell, Inc.

     1.  Sharewell (Far East), Ltd. (66%)

     2.  Sharewell Horizontal Systems, Ltd. (100%)

                         AMENDMENT TO CREDIT AGREEMENT


     THIS AMENDMENT TO CREDIT AGREEMENT ("Amendment") dated as of September 29, 1995 (the "Amendment Effective Date") is made and entered into by and among DRILEX HOLDINGS CORP., a Delaware corporation, DRILEX SYSTEMS, INC., a Delaware corporation, DRILEX SYSTEMS LIMITED, a company incorporated in Scotland under the Companies Act, COBB DIRECTIONAL DRILLING COMPANY, L.L.C., a Delaware limited liability company, and SHAREWELL, INC., a Delaware corporation (collectively, the "Borrowers") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("Lender"), a national banking association.


RECITALS:

     WHEREAS, the Borrowers and the Lender are parties to an Amended and Restated Credit Agreement dated as of September 29, 1995 (the "Credit Agreement"); and

     WHEREAS, the Borrowers and the Lender have agreed, on the terms and conditions herein set forth, that the Credit Agreement be amended in certain respects;

     NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, IT IS AGREED:

     Section 1. Definitions. Terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein unless otherwise provided herein.

     Section 2. Amendments to the Credit Agreement. On and after the Amendment Effective Date, the definition of "Fixed Charge Ratio" set forth in Section 1.1 is hereby amended to read in its entirety as follows:

     Fixed Charge Ratio shall mean, as of any date, the ratio of (a) the difference of (1) EBITDA minus (2) cash tax expense to (b) Fixed Charges, in each case of DHC (on a consolidated basis) for the 12 months ending on such date (but if such date is before October 5, 1996, then EBITDA of ENSCO Technology Company and Sharewell, Inc. shall be included in the foregoing calculation of DHC as if it had been acquired and consolidated 12 months prior to the calculation date).

     Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Credit Agreement or any of the other Credit Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Credit Agreement, the Credit Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Credit Agreement, the Notes, and any other Credit Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling. The representations and warranties made in each Credit Document are true and correct in all material respects on and as of the Amendment Effective Date.

     Section 4. Payment of Expenses. The Borrowers agree, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Lender harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Lender, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Credit Agreement and the other Credit Documents. The provisions of this Section shall survive the termination of the Credit Agreement and the repayment of the Loans.

     Section 5. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

     Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

     Section 7. Entire Agreement. This Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Amendment.

     Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

     Section 9. Amended Definitions. As used in the Credit Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Amendment Effective Date the term (i) "Agreement" shall mean the Credit

Agreement as amended by this Amendment, and (ii) references to any and all other Credit Documents shall mean such documents as amended as contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE (S)26.02


     THIS AMENDMENT AND ALL OTHER CREDIT DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                              DRILEX HOLDINGS CORP.,
                              a Delaware corporation


                              By: /s/ John Forrest
                                 ---------------------------------
                              Name: John Forrest
                                   -------------------------------
                              Title: President and CEO
                                    ------------------------------



                              DRILEX SYSTEMS, INC.,
                              a Texas corporation


                              By: /s/ John Forrest
                                  --------------------------------
                              Name: John Forrest
                                   -------------------------------
                              Title: CEO
                                    ------------------------------

                              COBB DIRECTIONAL DRILLING
                              COMPANY, L.L.C., a Delaware limited liability company

                              By:   Drilex Holdings Corp.,
                                    a Delaware corporation,
                                    Member


                                    By: /s/ John Forrest
                                       -----------------------------------------
                                    Name: John Forrest
                                         ---------------------------------------
                                    Title: President and CEO
                                          --------------------------------------


                              By:   Drilex Systems, Inc.,
                                    a Texas corporation,
                                    Member


                                    By: /s/ John Forrest
                                       -----------------------------------------
                                    Name: John Forrest
                                         ---------------------------------------
                                    Title: CEO
                                          --------------------------------------


                              SHAREWELL, INC.,
                              a Delaware corporation


                              By: /s/ John Forrest
                                 ----------------------------------------------
                              Name: John Forrest
                                   --------------------------------------------
                              Title: CEO
                                    -------------------------------------------

                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION, a national banking
                              association


                              By: /s/ Mona M. Foch
                                 ----------------------------------------
                              Name:  Mona M. Foch
                                   --------------------------------------
                              Title: Vice President
                                    -------------------------------------